STANDARD MANAGEMENT CORPORATION







                               NOTE AGREEMENT




                        Dated as of October 31, 2000




                                    Re:

                       $11,000,000 Senior Subordinated
                           Note Due October 31, 2007








                         TABLE OF CONTENTS

SECTION 1.   DESCRIPTION OF NOTE AND COMMITMENTS               5-6

1.1	     Description of Note	                                 5-6
1.2	     Commitments, Closing Date		                    6

SECTION 2.	PREPAYMENT OF NOTE	                           6-10

2.1	     Restriction on Prepayment		                    6
2.2	     Prepayments at Option of Holder in
          Certain Events		                                 6-7
2.2a	     Early Termination of Investment Advisory
          Agreement Without Prepayment Penalty                 7-8
2.3	     Prepayments at Option of the Company	             8-9
2.4	     Direct Payment		                                  10

SECTION 3.	REPRESENTATIONS		                        11

3.1	     Representations of the Company		              11
3.2	     Representations of the Purchaser		              11

SECTION 4.	CLOSING CONDITIONS		                     12-14

4.1	     Closing Certificate		                             12
4.2       Legal Opinion		                                  12
4.3	     Company's Existence and Authority	                   12
4.4	     Additional Conditions Precedent to Closing	         13
4.5	     Consent and Approvals		                        13
4.6	     Legality of Investment		                        14
4.7	     Satisfactory Proceedings		                        14
4.8       Waiver of Conditions		                        14

SECTION 5.	COMPANY COVENANTS		                     15-24

5.1	     Corporate Existence, Etc.		                   15
5.2	     Insurance		                                       15
5.3	     Taxes, Claims for Labor and Materials,
	     Compliance with Laws		                        16
5.4	     Maintenance of Material Properties, Etc.              17
5.5	      Nature of Business		                             17
5.6	     Limitations on Liens		                     17-18
5.7	     Financial Covenants		                             18
5.8	     Loans and Investments                                 19
5.9	     Guaranties, Etc                                       19
5.10	     Mergers		                                       20
5.11	     Transactions with Affiliates		                   20
5.12	     Limitation on Sale and Lease-Backs		              20
5.13	     Dividends		                                       21
5.14	     Termination of Pension Plans		                   21
5.15	     Reports and Rights of Inspection		           21-23
5.16	     Leases		                                       24
5.17	     Incurrence of Indebtedness		                   24

SECTION 6.	EVENTS OF DEFAULT AND REMEDIES THEREFOR		 25-28

6.1	     Events of Default		                          25-27
6.2	     Notice to Holders		                             27
6.3	     Acceleration of Maturity; Enforcement of
	     Rights by Holder		                             28

SECTION 7.	AMENDMENTS, WAIVERS AND CONSENTS		         29

7.1	     Consent Required		                             29
7.2	     Effect of Amendment or Waiver		                   29

SECTION 8.	WARRANTS GRANTED TO PURCHASER		              29

8.1	     Warrants		                                       29
8.2	     Rights of Payment and Registration		              29

SECTION 9.	INTERPRETATION OF AGREEMENT; DEFINITIONS 	 30-39

9.1	     Definitions		                               30-39
9.2	     Accounting Principles		                        39

SECTION 10.	MISCELLANEOUS		                          39-44

10.1	     Note Register		                               39-40
10.2	     Loss, Theft, Etc. of Note		                   40
10.3	     Expenses; Stamp Tax Indemnity		                40-41
10.4	     Indemnities		                                  41
10.5	     Powers and Rights Not Waived; Remedies
          Cumulative		                                  42
10.6	     Notices		                                       42
10.7	     Reproduction of Documents		                42-43
10.8	     Counterparts		                                  43
10.9	     Successors and Assigns		                        43
10.10	Survival of Covenants and Representations		    43
10.11	Severability		                                  43
10.12	Governing Law		                               43-44
10.13	Captions		                                       44
10.14	Waiver of Jury Trial		                        44

ATTACHMENTS TO NOTE AGREEMENT:

EXHIBIT A	 	Form of Senior Subordinated Note Due October 31,
2007

EXHIBIT B	      Form of Investment Advisory Agreement with
                Purchaser

EXHIBIT C   	 Representations and Warranties of Company

EXHIBIT D	      Financial Covenants

EXHIBIT E       Reporting Requirements

EXHIBIT F	      Form of Warrant

EXHIBIT G	      Key Personnel of Scudder Kemper Investments, Inc.

EXHIBIT H	      Performance-Related Investment Benchmarks

SCHEDULE 5.6	 Existing Liens of Company

SCHEDULE 5.9    Existing Guaranties of Company

SCHEDULE 5.11   Transactions With Affiliates

SCHEDULE 5.13   Surplus Debentures

                         NOTE AGREEMENT

THIS NOTE AGREEMENT (this "Agreement") is made and entered into as of October 31, 2000, by and between Standard Management
Corporation, an Indiana corporation (the "Company") and Zurich
Capital Markets Company, an Ireland corporation (the "Purchaser").

WHEREAS, the Company wishes to borrow, and the Purchaser wishes to lend, funds subject to a Senior Subordinated Note executed concurrently herewith, and the parties wish to set forth the terms and conditions upon which such transaction shall be accomplished;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  DESCRIPTION OF NOTE AND COMMITMENT.

1.1.	 Description of Note.  The Company has duly
authorized the issuance of its Senior Subordinated Note Due October 31, 2007 in the principal amount of Eleven Million Dollars ($11,000,000) to the Purchaser (the "Note") in the form of Exhibit A, which shall bear interest for each interest period at a rate equal to (a) a fixed rate of 10.0% per annum; or (b) Six Month LIBOR plus 150 basis points; whichever is higher. The Note will be dated the date of issue, and will bear interest from such date as set forth therein, payable semi-annually in arrears, in cash, on the last day of each April and October in each year (commencing April 30, 2001) and at maturity. The interest rate for the initial interest period (which commences the date hereof and runs through April 30, 2001) shall be ___% per annum. For the second and all succeeding interest periods, the applicable interest rate for such period shall be determined by the Purchaser two Business Days prior to the commencement of such interest period (April 30 or October 31, as the case may be) using the formula set forth in the first sentence of this paragraph, and shall be promptly communicated to the Company in writing. The Note will bear interest payable on demand on overdue principal (including any overdue prepayment of principal) and on any overdue installment of interest at the Overdue Rate after the due date thereof, whether by prepayment, by acceleration or otherwise, until paid. The Note will mature on October 31, 2007 and will be subject to prepayments at the option of the holder in certain events prior to such date. Interest on the Note shall be computed on the basis of a 360-day year of twelve 30-day months. The Note is not subject to prepayment or redemption at the option of the Company prior to its expressed maturity date except on the terms and subject to the conditions referred to in Section 2.3 of this Agreement. The terms which are capitalized herein shall have the meanings set forth in Section 9.1 hereof unless the context shall otherwise require.

1.2. Commitments, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue to the Purchaser the original Senior Subordinated Note Due October 31, 2007 in the principal amount of Eleven Million Dollars ($11,000,000) on the Closing Date. Delivery of the Note on the Closing Date will be made at such place as the parties hereto mutually agree.


SECTION 2.  PREPAYMENT OF NOTE.

2.1	Restriction on Prepayment.  No prepayment of the Note
may be made except to the extent and in the manner expressly provided in this Agreement.

2.2.	 Prepayments at Option of Holder in Certain Events;
Early Termination Penalty. In the event that the Company elects to terminate its Investment Advisory Agreement with Scudder Kemper Investments, Inc. ("Scudder") (which Investment Advisory Agreement shall be executed between the parties concurrently herewith, and a copy of which is hereto attached as Exhibit B) for any reason other than those set forth in Section 2.2a below, the Company shall immediately so notify the Purchaser and the Purchaser shall have the right, at its option, to require the Company to prepay all, or any part, of the Note (including any accrued but unpaid interest due thereon to the prepayment date) on the date that such termination shall become effective, if prepaid during the 12 month period ending October 31, at a cash price equal to the following, expressed as percentages of the principal amount:


Year of Termination               Percentage

2001							105%
2002							104%
2003							103%
2004							102%
2005							101%
2006 and thereafter				100%

2.2a.	Early Termination of Investment Advisory Agreement
Without Prepayment Penalty. In the event that any of the following events occur during the term of this Agreement, and the Company is so notified in writing by Scudder, the Company may elect to terminate its Investment Advisory Agreement with Scudder as provided for in Section 6 of that Agreement. In the event the Company elects to terminate, the Company shall immediately so notify the Purchaser and the Purchaser shall have the right, at its option, to require the Company to prepay all, or any part, of the Note (including any accrued but unpaid interest due thereon to the prepayment date) on the date that such termination shall become effective, at a cash price equal to 100% of the principal amount. The events giving rise to a right of early termination of the Investment Advisory Agreement without prepayment penalty by the Company are:

(a)	The credit quality of Zurich Insurance Company, as
measured by Standard & Poor's, a division of The McGraw-Hill Companies, or Moody's Investor Services, Inc., drops below and remains below a rating of BBB- or Baa3, respectively, for more than a six-month period.

	(b)	Scudder experiences a replacement or loss of 20% or more
of certain key personnel within an 18-month time period. For purposes of this Paragraph, "key personnel" are listed in Exhibit
G to this Agreement.

	(c)	On an annualized cumulative basis, commencing on January
1, 2001, Scudder underperforms, by 75 basis points or more, the required percentage of the Investment-Related Benchmark set forth in Exhibit H to this Agreement.

	(d)	Scudder reassigns, terminates, accepts the voluntary
resignation of, or otherwise changes the portfolio manager with primary responsibility for the Company's Account without providing written notice of such change to Standard. If Scudder reassigns, terminates or otherwise changes such portfolio manager more than once in any twelve-month calendar year period, then Scudder shall promptly inform Standard and shall request a written waiver of this provision or it shall be considered an early termination event.

	By its signature at the end of this Agreement, as well as by its acceptance of the terms and conditions of the Investment Advisory Agreement, Scudder acknowledges and accepts its responsibility to provide written notice to the Company within 15 business days after the occurrence of any of the events listed in subparagraphs (b) through (d) above. If Scudder fails to timely provide such written notice to the Company within fifteen (15) business days of the occurrence of such an event, and the Company later learns of such occurrence and elects to terminate the Investment Advisory Agreement, it shall be deemed to have terminated effective upon the expiration of such fifteen (15) business day period.

2.3.	 Prepayments at Option of the Company.  The Note may
be prepaid in whole or in part at the option of the Company at the following redemption prices (expressed as percentages of the principal amount) if prepaid during the 12-month period commencing November 1 of the years indicated below, in each case together with any accrued but unpaid interest thereon to the prepayment date:

Year		           Percentage

2002	                    103%
2003			          102%
2004			          101%
2005 and thereafter		100%


The Note may be prepaid in whole or in part at the option of the Company at any time after November 1, 2001 at a redemption price of 100% of the principal amount plus accrued but unpaid interest thereon to the prepayment date, only if the Purchaser's Total Return equals or exceeds 15% for any 30 consecutive calendar days after October 1, 2001. For purposes of this paragraph, Purchaser's Total Return on any given calendar day shall be equal to the ratio of: (i) the sum of: (a) all interest, as calculated on the Note in accordance with the provisions of Paragraph 1.1, as previously paid and as accrued to such calendar day, plus (b) either: (x) if the Warrant has not yet been exercised, the cash value of the shares that would be receivable by Purchaser on such day (assuming a cashless exercise of the Warrant were effective on such day) at a closing price of the Common Shares on NASDAQ as reported in the Wall Street Journal for such day, or, (y) if the Warrant has already been exercised, the actual cash value of the shares received by Purchaser as of the date of exercise, calculated based upon the closing price of the Common Shares on NASDAQ as reported in the Wall Street Journal on the exercise day, less all amounts paid by Purchaser in payment of the warrant exercise price; over (ii) (a) 11,000,000, multiplied by (b) the number of years (or fraction thereof) since the Note was issued (calculated upon a 360 day year of twelve 30-day months). The Company shall mail by first class mail (with a copy sent by facsimile on the same day) to the holder of the Note a notice of prepayment at least fifteen Business Days and not more than forty-five Business Days prior to the prepayment date.

Any notice of prepayment pursuant to Section 2.2, Section
2.2a or this Section 2.3 shall (i) make reference to the applicable Section(s) of this Agreement, (ii) state whether the
Note is to be prepaid in whole or in part, and (iii) state the prepayment date and price. The Company shall, on such prepayment date, make the required prepayment.

2.4.  Direct Payment.    Notwithstanding anything to the
contrary in this Agreement or the Note, in case the Note is held by the Purchaser or its nominee (or held by any other institutional holder who has given written notice to the Company requesting that the provision of this Section 2.4 shall apply), the Company will promptly and punctually pay when due the principal thereof and interest thereon, without any presentment thereof directly to such Purchaser or such subsequent holder, at the address of such Purchaser or at such other address as such Purchaser or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for the Purchaser or in any written notice to the Company from such Purchaser or any such subsequent holder, the Company will make such payments in immediately available funds and in U.S. Dollars to such bank account, marked for attention as indicated, or in such other manner or to such other account of such Purchaser or such holder in any bank in the United States as such Purchaser or any such subsequent holder may from time to time direct in writing. The holder of any Note to which this Section
2.4 applies agrees that in the event it shall sell or transfer any such Note it will (A) prior to the delivery of such Note make a notation thereon of all principal, if any, prepaid thereon and of the date to which interest has been paid thereon, and (B) promptly notify the Company in writing of the name and address of the transferee of the Note so transferred. To the extent this Section
2.4 applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Note remains the holder of such Note until (1) the Company shall have received from the transferor thereof written notice of the transfer of such Note and of the name and address of the transferee, or (2) such Note shall have been presented to the Company as evidence of the transfer. The Purchaser agrees, and any subsequent holder requesting direct payment pursuant to this Section 2.4 shall by requesting direct payment be deemed to have agreed, to return the Note to the Company promptly following the final payment thereof.



SECTION 3.  REPRESENTATIONS.

3.1. Representations of the Company. The Company makes the representations and warranties set forth in Exhibit C attached hereto with the same force and effect as though herein set forth in full.

3.2. Representations of the Purchaser. The Purchaser represents, and in entering into this Agreement the Company understands, that (1) the Purchaser is acquiring the Note for the purpose of investment and not with a view to the resale or distribution thereof, and that the Purchaser has no present intention of selling, negotiating, transferring or otherwise disposing of the Note, but without prejudice, however, to the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Note pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the "Act"), or in a transaction exempt from the registration requirements of such Act, and (2) the Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act. The Purchaser acknowledges that the Note it is purchasing on the Closing Date will not, as of said Closing Date, be registered under the Act, and except as provided in the Registration Rights Agreement, that the Company assumes no obligation to register the Note under the Act and that the Note may only be offered or sold in compliance with the Act and applicable state securities laws.



SECTION 4.  CLOSING CONDITIONS.

The Purchaser's obligations to acquire the Note on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Note and to the following further conditions precedent:

4.1. Closing Certificate. Concurrently with the delivery of the Note to the Purchaser on the Closing Date, the Purchaser shall have received a certificate dated the Closing Date, signed by the Secretary of the Company, certifying, among other things, (a) a true and correct copy of the Certificate of Incorporation of the Company, and all amendments, if any, thereto, (b) a true and correct copy of the By-Laws of the Company as then in effect, (c) copies of all corporate action taken by the Company, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement, the Note and each other document to be delivered by the Company pursuant to this Agreement, and (d) the names and true signatures of the officers of the Company authorized to sign this Agreement, the Note and each other document to be delivered by the Company under this Agreement.

4.2. Legal Opinion. Concurrently with the delivery of the Note to the Purchaser on the Closing Date, the Purchaser shall have received a favorable opinion of counsel for the Company in form and substance satisfactory to the Purchaser in all respects, dated the Closing Date.

4.3. Company's Existence and Authority. On or prior to the Closing Date, the Purchaser shall have received, in form and substance reasonably satisfactory to it and its special counsel, such documents and evidence with respect to the Company establishing the existence and good standing of the Company and its Subsidiaries and the Company's authorization of the transactions contemplated by this Agreement.


4.4.	  Additional Conditions Precedent to Closing.  On or
prior to the Closing Date, the following statements shall be true (and the acceptance by the Company of the proceeds of the loan shall constitute a representation and warranty by the Borrower to the effect that):

(1)	The representations and warranties contained in
Section 3 of this Agreement are true and correct on and as of the date of such loan as though made on and as of such date; and

(2)	No Default or Event of Default has occurred and is
continuing, or would result from such loan; and

(3)	The Company shall have complied and shall then be in
compliance with all the terms, covenants and conditions of the Agreement; and

(4)	No material adverse change shall have occurred in
the financial condition or business operations of the Company or any of its Subsidiaries as determined by the Purchaser and the Purchaser shall have not determined that an event has occurred which materially adversely affects, or may materially adversely effect, the ability of the Company to perform its obligations under this Agreement or the Note; and

(5)	The Purchaser shall have received such other
approvals, opinions, or documents as the Purchaser may reasonably request.

4.5. Consent and Approvals. Any consents or approvals required to be obtained from any holder or holders of any outstanding Security of the Company or any other Person (including any state insurance regulators) and any amendments of agreements pursuant to which any Securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to the Purchaser and its special counsel.

4.6. Legality of Investment. The Note to be acquired by the Purchaser shall be a legal investment for the Purchaser under the laws of each jurisdiction to which it may be subject (including legality by virtue of resort to any so-called basket provisions of such laws).

4.7. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel, and the Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

4.8.  Waiver of Conditions.  If on the Closing Date the
Company fails to tender to the Purchaser the Note to be issued to the Purchaser on such date or if the conditions specified in this
Section 4 have not been fulfilled, the Purchaser shall be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, the Purchaser may waive in writing the compliance by the Company with any such condition to such extent as the Purchaser may in its sole discretion determine. Nothing in this Section 4.8 shall operate to relieve the Company of any of its obligations hereunder or to waive any of the Purchaser's rights against the Company.

SECTION 5.  COMPANY COVENANTS.

From and after the Closing Date and continuing so long as any amount remains unpaid under the Note:

5.1. Corporate Existence, Etc. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its respective corporate (or other organizational form) existence and all material licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent (x) the liquidation of or the transfer, sale or other disposition of any asset in accordance with Section 5.10 or (y) any other transaction otherwise permitted or consented to under this Agreement.

5.2. Insurance. (a) The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for entities of established reputation engaged in the same or similar businesses and owning and operating similar properties. The Company shall furnish to the Purchaser on or prior to the Closing Date a summary of insurance in force as of such date. The Company shall give notice to the Purchaser of any reduction in coverage or other material changes to the insurance maintained by the Company and its Subsidiaries.

(b) At any time that the Company shall own any physical assets, it shall maintain physical damage insurance coverage at least equal to the fair market value of such assets and reasonable liability insurance thereon, and with respect to each liability or physical damage insurance policy covering any of the property of the Company, the Company will cause such policy to provide, pursuant to endorsements in form and substance satisfactory to the Purchaser, that the insurer will give the Purchaser 30 days prior written notice of the termination of such policy.

5.3.  Taxes, Claims for Labor and Materials, Compliance with
Laws.

(a) The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of the Company or such Subsidiary, and all claims for work, labor or materials, which if unpaid could become a Lien or charge upon any Property of the Company or such Subsidiary, which Lien or charge could materially and adversely affect the Properties, business or financial condition of the Company and its Subsidiaries considered as one enterprise; provided that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, or claim if (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any material Property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (2) the Company or such Subsidiary shall set aside on its books reserves reasonably deemed by it to be adequate with respect thereto.

(b) The Company will promptly comply, and will cause each Subsidiary to promptly comply, with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation ERISA and all Environmental Legal Requirements.


5.4. Maintenance of Material Properties, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its Properties which are used in the conduct of its business (whether owned in fee or a leasehold interest), excluding any Properties that the Company or any Subsidiary reasonably determines to be surplus, obsolete or otherwise not useful in the conduct of its respective business and excluding any Properties the failure to maintain, preserve and keep which would not have a material and adverse effect on the Properties, business or financial condition of the Company and its Subsidiaries considered as one enterprise, in good repair and working order, normal wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions which in the opinion of the Company will maintain the efficiency thereof.

5.5. Nature of Business. The Company and its Subsidiaries will continue to engage in substantially the same types of businesses in which they are engaged as of the date hereof.

5.6. Limitations on Liens. The Company will not, and will not permit any Subsidiary to, create, assume or incur, or suffer to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on its or their property, whether now owned or hereafter acquired, or upon any income or profits therefrom (collectively, "Liens"), except:

(a) Liens in favor of Fleet National Bank arising under the Fleet Credit Agreement (as in effect on the date hereof);

(b)  Liens for taxes or assessments or other
governmental charges or levies not yet due and payable or, if due and payable, Liens which are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;


(c) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred
in the ordinary course of business    which are not past due
for more than sixty days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

(d) Liens under workmen's compensation, unemployment insurance, social security, or similar legislation;

(e) Liens incurred in the ordinary course of business relating to deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), or public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations;

(f) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(g) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Company or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

(h)  Existing Liens specified in Schedule 5.6 hereto.

5.7.	Financial Covenants.  The Company will comply with all
of the financial covenants set forth in Exhibit D attached hereto, and the same is hereby incorporated by reference with the same force and effect as though herein set forth in full.

5.8.	Loans and Investments.  Subject to the limitations set
forth below, the Company shall not make, or permit any of its Subsidiaries to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person except that, so long as the Company complies at all times with the financial covenants set forth in Section 5.9 herein and no Default or Event of Default has occurred and is continuing, (i) the Company and its Subsidiaries may make investments in fixed maturity securities rated less than "BBB" by Moody's Investor Services or "BAA" by Standard & Poor's, a division of The McGraw Hill Companies, and in mortgage loans, real estate, collateral loans, common and nonredeemable preferred stocks and other invested assets as long as the total of such investments does not exceed 15% of the total consolidated investments of the Company and its Subsidiaries and (ii) nothing herein shall limit the ability of the Company and its Subsidiaries to invest all or any portion of their respective assets in fixed maturity securities rated at least "BBB" by Moody's Investor Service, Inc. or "Baa" by Standard & Poor's, a division of The McGraw Hill Companies, other investment grade bonds, or securities guaranteed by the United States Government, subject in any such case to the applicable concentration limits established by the National Association of Insurance Commissioners.

5.9.	Guaranties, Etc.  The Company shall not assume,
guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except (1) guarantee by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (2) existing guaranties specified in Schedule 5.9 with respect to the amount guaranteed as of the date hereof.

5.10.	Mergers, Etc.  The Company will not, and will not
permit any Subsidiary to, merge with or into any Person or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of the assets or business of any Person without the prior written consent of Purchaser, except:

(a) any Subsidiary may merge with or into any Wholly-owned Subsidiary so long as the Wholly-owned Subsidiary is the surviving entity; and

(b) any Subsidiary may merge into the Company, so long as no Default or Event of Default shall have occurred and be continuing at the time of such merger or shall have occurred as a result thereof.

5.11.	Transactions with Affiliates.

The Company will not enter into, or permit any of its Subsidiaries to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service with any Affiliate, which individually or in the aggregate for the Company and its Subsidiaries aggregate more than $2,000,000 per fiscal year, except in the ordinary course of and pursuant to the reasonable requirements of the Company or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate and except for the transactions listed on
Schedule 5.11.

5.12.	Limitation on Sale and Lease-Backs.  Except for
existing Liens specified in Schedule 5.6, and except as specifically noted in Section 5.16(e) hereunder, the Company will not enter into, or permit any Subsidiary to enter into, any arrangement with any bank, insurance company or other lender, financial institution or investor, or to which any such lender, financial institution or investor is a party, providing for the leasing to the Company or any Subsidiary of any Property or Properties which has been or is to be sold or transferred by the Company or any Subsidiary to such lender, financial institution or investor or to any Person to which funds have been or are to be advanced by such lender or investor, in whole or in part, on the security of the leased Property.

5.13.	Dividends.  The Company shall cause its Subsidiaries
to pay to the Company such amounts as will be sufficient for the Company to perform its obligations under the Fleet Credit Agreement, this Agreement and the Note and the surplus debentures listed on Schedule 5.13 (with respect to interest payments only) so long as such amounts may be legally paid under applicable insurance laws or are otherwise approved by insurance regulators; provided that the inability of any Subsidiary to pay dividends shall not affect the Company's payment and other obligations under this Agreement and the Note.

5.14.	Termination of Pension Plans.  The Company will not,
and will not permit any Subsidiary to, terminate any Plan maintained by it in a manner which would result in the imposition of a Lien on any Property of the Company or any Subsidiary pursuant to ERISA.

5.15.	Reports and Rights of Inspection.

(a) The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and accurate entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP and SAP, and will furnish to the Purchaser so long as the Purchaser is the holder of any Note and to each other institutional holder of the then outstanding Note the reports set forth on Exhibit E attached hereto and any reports or information requested by and/or furnished to Fleet National Bank and the same is hereby incorporated by reference with the same force and effect as though herein set forth in full.


(b) The Company will permit the Purchaser, so long as the Purchaser is the holder of any Note, (or such Persons as either the Purchaser or such holder may designate) to visit and inspect any of the properties of the Company or any Subsidiary, to examine all their books of account and financial records of operations, and at the expense of such holder to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, other executives and independent public accountants (and by this provision the Company authorizes said accountants to discuss with the Purchaser the finances and affairs of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested.
 The Company shall not be required to pay or reimburse the Purchaser or any such holder for expenses which the Purchaser or any such holder may incur in connection with any such visitation or inspection unless a Default or an Event of Default shall have occurred and be continuing hereunder.

(c) Any information regarding the Company or any Subsidiary which is, pursuant to this Agreement, provided to, or obtained or examined by, (1) the Purchaser, or any of the its representatives, while the Purchaser or its nominee holds the Note, or (2) any other holder of the Note, or any of its representatives, while such holder holds such Note, shall be considered and treated by the Purchaser and its representatives and each other holder of the Note and its representatives as confidential. The Purchaser agrees that it will not disclose any such information without the prior written consent of the Company (which consent shall not be unreasonably withheld) other than on a confidential basis to any one or more of the Purchaser's respective directors, employees, agents, attorneys and accountants who would have access to such information in the normal course of the performance of such Person's duties; provided that the Purchaser may disclose or disseminate any such information:


	(i) as has become generally available to the public (other than in violation of this Agreement);

	(ii) to such third parties as the Purchaser may, in its discretion, deem reasonably necessary or desirable in connection with or in response to (1) compliance with any law (including without limitation any applicable Freedom of Information Act), ordinance or governmental order, regulation, rule, policy, subpoena, investigation, regulatory authority request or requests, or (2) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed served or purported on its face to be issued, filed or served (x) by or under authority of any court, tribunal, arbitration board of any governmental or industry agency, commission, authority, board or similar entity or (y) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitrator or board of any governmental agency, commission, authority, similar entity, it being understood that the Purchaser will use its best efforts to give prior notice to the Company thereof;

	(iii) to any prospective purchaser, securities broker or dealer or investment banker in connection with the resale or proposed resale of any portion of the Note after such party shall have agreed to maintain the confidentiality of any information furnished by the Company to the extent required hereunder;

	(iv)  to the NAIC;

	(v) to any entity utilizing such information to rate or classify debt or equity securities or to report to the public concerning the industry of which it is a part; and

	(vi)  to enforce or protect its rights under
this Agreement or the Note.

5.16.	Leases.  The Company shall not create, incur, assume,
or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal Property, except:

(a)  Capitalized Leases, if any;

(b) Leases existing on the date of this Agreement and any extensions or renewals thereof;

(c) Leases (other than Capitalized Leases) which do not in the aggregate require the Company and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses which the Company or any of its Subsidiaries is required to pay under the terms of any lease) in any fiscal year of the Company in excess of Two Million Dollars ($2,000,000);

(d) Leases between the Company and any of its Subsidiaries; and

(e)	That certain Sale-Leaseback arrangement entered
into for the commercial office building and associated property located at 10689 Pennsylvania St., Carmel, IN 46032.

	5.17	Incurrence of Indebtedness.  The Company shall not
incur additional Indebtedness for borrowed money except to the extent incurred and outstanding as of the date hereof, or except to the extent subordinated to the Note. The Company shall not increase any existing line of credit. However, the Company, to the extent it makes or has made any prepayments of principal under the existing Fleet Credit Agreement, shall be entitled to draw down additional Indebtedness under such Fleet Credit Agreement, as long as such Indebtedness does not have the effect of increasing the line of credit provided.



SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.

6.1.	Events of Default.  If any of the following events
("Events of Default") shall occur and be continuing:

(a) The Company should fail to tender payment or prepayment, as and when due and payable, for any principal under the Note;

(b) The Company should fail to tender payment or prepayment, as and when due and payable, for any interest due on the Note;

(c) Any representation or warranty made or deemed made by the Company in this Agreement or in the Note or any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time or in connection with this Agreement, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

(d) The Company shall fail to perform or observe any term, covenant, or agreement contained in any Loan Document
(other than the provisions of Section 5 of this Agreement) to which it is a party on its part to be performed or observed;

(e) The Company shall fail or perform or observe any term, covenant, or agreement contained in Section 5 of this Agreement and such failure shall remain unremedied until the earlier of ten (10) Business Days after (i) written notice thereof shall be given to the Company by the Purchaser, or
(ii) the Company is notified of such failure or should have been notified of such failure pursuant to Section 6.2 hereof;

(f) A Default or an Event of Default shall occur pursuant to the Fleet Credit Agreement or any other material agreement, instrument or contract to which the Company or any Subsidiary is a party or by which its or their Property or assets are bound;

(g) The Company or any of its Subsidiaries shall (i) fail to pay any of its Debt (after giving effect to any applicable grace period), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(h) The Company or any of its Subsidiaries (i) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its Debt as such Debt becomes due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of thirty (30) days or more; or (v) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more; or (vii) shall have a final judgment entered against it or any of its Subsidiaries by a court or other adjudicative body of competent jurisdiction for an amount of $250,000 or more, which final judgment is not, within thirty (30) days after entry thereof, discharged or stayed pending appeal;

(i) Any of the following events occur or exist with respect to the Company, any of its Subsidiaries, or any ERISA
Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the reasonable opinion of the Purchaser subject the Company, or any of its Subsidiaries, or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $250,000; or

(j) Any change in the current ownership or management of the Company or Standard Life that would effect a change in "control" (as such term is defined under the applicable definitional section of the Indiana Insurance Law) of the Company and Standard Life.

6.2.	Notice to Holders.  When any Event of Default
described in the foregoing Section 6.1 has occurred, or if the holder of the Note or of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within ten
(10) days of such event and the action which is proposed to be taken by the Company with respect thereto to the holder of the Note then outstanding, such notice to be in writing and sent in the manner provided in Section 10.6 hereof.

6.3.	Acceleration of Maturity; Enforcement of Rights by
Holder. During the existence of an Event of Default the holder of the Note who or which has not consented to any waiver with respect to such Event of Default may, at its option, by notice in writing to the Company, declare the Note then held by such holder to be, and such Note shall thereupon become, forthwith due and payable, together with all interest accrued thereon, and to the extent not prohibited by applicable law, interest on such principal and accrued interest at the Overdue Rate for the period from and after the date of acceleration to and including the date of payment thereof, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire such amount. In addition, the Note shall become immediately due and payable without any notice or other action required to be taken by the holder, in the event a final judgment of bankruptcy is entered the Company pursuant to any proceeding earlier instituted by or against the Company.

The holder of the Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or in the Note, or in aid of the exercise of any power granted herein or therein or proceed to obtain judgment or any other relief whatsoever appropriate to the action or proceeding, or proceed to enforce any other legal or equitable right of any such holder of the Note. Upon the Note becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay in cash to the holder of the Note the entire principal, and interest accrued on the Note and interest on such principal, and accrued interest at the Overdue Rate for the period from and after the date of acceleration to and including the date of payment thereof. No course of dealing on the part of any holder of the Note nor any delay or failure on the part of any holder of the Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees to pay to the holder of the Note all costs and expenses incurred by it in the collection of the Note upon any Event of Default hereunder or thereon, and enforcement of rights pursuant hereto (whether through negotiation, legal proceedings or otherwise), including without limitation such holder's or holders' reasonable attorneys' fees and expenses for all services rendered in connection therewith.


SECTION 7.  AMENDMENTS, WAIVERS AND CONSENTS.

7.1.	Consent Required.  Any term, covenant, agreement or
condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), but only if the Company shall have obtained the consent in writing of the Purchaser.

7.2.	Effect of Amendment or Waiver.  Any amendment or
waiver under this Agreement shall apply equally to all of the holders of the Note and shall be binding upon them, upon each future holder of the Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.  WARRANTS GRANTED TO PURCHASER.

8.1.	Warrants.  In order to induce the Purchaser to make
the Loan to the Company, the Company shall deliver to the Purchaser, on the Closing Date, a warrant (in the form set forth in Exhibit F) entitling the Purchaser to subscribe for and purchase 220,000 shares of common stock of the Company, at a strike price of $4.00 per share, on the date of this Agreement (the "Warrant"). The Warrant is exercisable by the Purchaser immediately or at any time prior to October 31, 2007, and is not callable at any time by the Company.

8.2.	Rights of Registration.  All rights of the Purchaser
with respect to registration of the shares subscribed for and purchased under the Warrant are more particularly described in the Registration Rights Agreement.


SECTION 9.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

9.1.	Definitions.  Unless the context otherwise requires,
the terms hereinafter set forth when used herein shall have the following meanings, and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

"Accounts" means the general investment accounts of Standard
Life Insurance Company of Indiana and Dixie National Life
Insurance
Company, as maintained by those Custodians listed in Schedule A to the Investment Advisory Agreement.

"Act" is defined in Section 3.2.

"Affiliate" means any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, or (b) which beneficially owns or holds (i) 10% or more of any class of the Voting Stock of the Company or (ii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

"Annual Statement" shall mean the annual financial statement of the Company or any Subsidiary as required to be filed with Indiana State Insurance Department or other applicable authority, together with all exhibits or schedules filed therewith, prepared in conformity with SAP.

"Business Day" means any day other than a Saturday, Sunday or other day on which The Federal Reserve Bank of Chicago is required by law to close.

"Capitalized Lease" means any lease, the obligation for rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP, or for which the amount of the asset and liability thereunder as if so capitalized is required to be disclosed in a note to such balance sheet in accordance with GAAP, together with any other lease which is in substance a financing lease.

"Closing Date" means October 31, 2000.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor or superseding tax laws of the United States of America together with all regulations promulgated thereunder.

"Custodian" is defined in the Investment Advisory Agreement.

"Debt" means, with respect to the Company: (i) all indebtedness or liability for borrowed money or with respect to deposits or advances of any kind for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business which are not outstanding more than sixty days from the date of invoice thereof); (ii) all obligations as lessee under Capitalized Leases; (iii) all current liabilities in respect of unfunded vested benefits under any Plans; (iv) all obligations under letters of credit issued for the account of any Person; (v) all obligations arising under acceptance facilities; (vi) all Guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (vii) all obligations secured by any Lien on Property, whether or not the obligations have been assumed by the owner thereof; (viii) all other items of indebtedness which in accordance with GAAP would be included in determining total indebtedness as shown on the liability side of a balance sheet at the date as of which indebtedness is to be determined; and (ix) all indebtedness or liability of the Company to the Purchaser with respect to the Note. Notwithstanding the foregoing, the term "Debt" shall not include (i) any indebtedness or liability associated with the 65,300 shares of Class A preferred stock, (ii) any intercompany debt existing on the date hereof between the Company and Standard Management International, S.A., (iii) any indebtedness existing on the date hereof between Standard Life and Standard Development, L.L.C., or (iv) any intercompany obligation arising out of the issuance of surplus debenture instruments from Standard Life to the Company.

"Default" means any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.1.

"EBIT" means for any period net income before Interest
Expense, taxes and extraordinary items for such Person determined in accordance with GAAP.

"EBITDA" shall mean the sum of EBIT plus depreciation and amortization expense.

"Environmental Legal Requirement" means any applicable law, statute or ordinance relating to public health, safety or the environment, including without limitation any such applicable law, statute or ordinance relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyl or asbestos, to the disposal, transportation, treatment, storage or management of solid or hazardous wastes or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid substances and any regulation, order, notice or demand issued pursuant to any such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste Amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters or providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of hazardous substances and any state nuisance statute.

"ERISA" means the Employee Retirement Income Security Act of
1974, as amended or supplemented from time to time, and the rules, regulations and published interpretations issued in connection therewith.

"ERISA Affiliate" means any trade or business (whether or not incorporated) which, together with the Company, would be treated as a single employer under Section 4001 of ERISA or Section 414(b) or (c) of the Code.

"Fixed Charge Coverage Ratio" means, as at any date, the ratio of (a) allowable dividends of the Company's insurance Subsidiaries plus (b) EBITDA of non-insurance Subsidiaries (excluding Standard Management International, S.A.) plus (c) management fees, interest on surplus debentures, rents, and other cash payments paid to Company in the normal course of its business by its Subsidiaries, provided that such payments shall not require any special, unusual or pre-approval by the appropriate regulatory authorities or other similar bodies charged with overseeing the affairs of the insurance Subsidiaries, over (d) the Company's and its Subsidiaries' Interest Expense plus the amount of principal installments and other principal maturities of Debt of the Company and its Subsidiaries (calculated for the four fiscal quarters immediately following such date).

"Fleet Credit Agreement" means the Amended and Restated
Revolving Line of Credit Agreement between the Company and Fleet
National Bank dated as of November 8, 1996, as amended.

"GAAP" means United States generally accepted accounting principles from time to time in effect and applicable to the consolidated financial statements of the Company. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP, except where statutory accounting principles are stated to be applicable.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guarantees" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any obligations of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation all such obligations incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such obligations or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such obligations, or (2) to maintain working capital or other balance sheet condition or (3) otherwise to advance or make available funds for the purchase or payment of such obligations, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such obligations of the ability of the primary obligor to make payment of the obligations, or (d) otherwise to assure the owner of the obligations of the primary obligor against loss in respect thereof; provided, however, that any obligation which is set forth in clause (a), (b), (c) or (d) above shall not be included in the definition of Guarantees if such obligation is otherwise included in clause (a), (b), (c) or
(d) of the definition of Indebtedness; provided, further, that obligations under life insurance or annuity policies issued by the Company or its insurance company Subsidiaries and obligations of the Company or its insurance company Subsidiaries in respect of reinsurance transactions shall not be included in the definition of Guarantees. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the maximum principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation shall be deemed to be Indebtedness equal to the maximum aggregate amount of the obligation so guaranteed.


"Hazardous Materials" means, any hazardous materials, hazardous wastes, explosive or radioactive substances or wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), and all other substances or wastes of any nature which are defined or regulated as hazardous in or under any Environmental Legal Requirement.

"Indebtedness" means, with respect to any Person: all (a) obligations of such Person for borrowed money or to pay the deferred purchase price of property, (b) obligations secured by any lien or other charge upon property or assets owned by such Person to the extent of the value of such property or assets, regardless of whether or not such Person has assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement upon the occurrence of an event of default thereunder are limited to repossession or sale of property, (d) capitalized rentals under any Capitalized Lease, and (e) Guarantees; provided that obligations under life insurance or annuity polices issued by the Company or its insurance company Subsidiaries and obligations of the Company or its insurance company Subsidiaries in respect of reinsurance transactions shall not be included in the definition of Indebtedness.

"Insurance Code" shall mean the Insurance Code of the State of Indiana and any other applicable jurisdictions and any successor statute(s) of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

"Interest Expense" shall mean, with respect to any Person, for any period, the sum, for such Person in accordance with GAAP of (a) all interest on Debt that is accrued as an expense during such period (including, without limitation, imputed interest on Capital Lease obligations), plus (b) all amounts paid, accrued or amortized as an expense during such period in respect of interest rate protection agreements, and (c) amortization of Debt discounts.

"Investment" of any Person means any investment so classified under GAAP, whether by stock purchase, capital contribution, loan, advance, purchase of Property or otherwise.

"Investment Advisory Agreement" means that certain Investment
Advisory Agreement entered into between the Company and Scudder
Kemper Investments, Inc. on October 31, 2000, the form of which is attached to this Agreement as Exhibit B.

"Liens" are defined in Section 5.6.

"Loan Documents" means this Agreement (including all schedules attached hereto), the Note and all other agreements, instruments and documents related to or delivered by the Company or any Subsidiary in connection with any of the foregoing.

"Multiemployer Plan" means a Plan described in Section
4001(a)(3) of ERISA which covers employees of the Company or any ERISA Affiliate.

"NAIC" means the National Association of Insurance
Commissioners and any entity succeeding to any or all of its functions.

"Note" is defined in Section 1.1.

"Overdue Rate" means with respect to any Note, either 3% per annum over the interest rate otherwise borne by such Note, or Six
Month LIBOR plus 450 basis points; whichever is higher.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Person" means an individual, partnership, corporation, trust, joint stock company or unincorporated organization or joint venture, and a government or agency or political subdivision thereof.

"Plans" means any employee benefit pension plan which is maintained by the Company or any Subsidiary and is covered by or subject to Title IV of ERISA or Section 307 of ERISA.

"Prohibited Transaction" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Pro-rata" means pro-rata based on the aggregate outstanding principal on all the Notes from time to time.

"Purchaser's Total Return" is defined in Section 2.3.

"Reference Banks" mean the principal London offices of Citibank, N.A. and The Chase Manhattan Bank.

"Reportable Event" means (i) any of the events set forth in Sections 4043, 4068 or 4063 of ERISA, or (ii) any event requiring the Company or any ERISA Affiliate to provide security to a Plan under Section 401(a)(20) of the Code, or (iii) any failure to make payments required by Section 412(m) of the Code.

"SAP" shall mean, as to any insurance company Subsidiary, the statutory accounting practices prescribed or permitted by the insurance regulatory authority of such insurance company Subsidiary's state of domicile with whom such Subsidiary is required to file its financial statements.

"Security" has the same meaning as in Section 2(1) of the Act.

"Six Month LIBOR" means: (a) the offered rate for deposits in U.S. dollars with a maturity of six months appearing on the display designated on page "LIBO" on the Reuter Monitor Money Rates Service (or on any successor or substitute page of such Service, or any successor to such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Purchaser (or its designee) from time to time, for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) as of approximately 11:00 a.m. (London time) on the date two Business Days prior to the commencement of the applicable six-month period; (b) if such rate does not appear on said "LIBO" page (or such successor or substitute), the offered rate for deposits in U.S. dollars with a maturity comparable to a six-month period appearing on Page 3750 of the Telerate Service of Bridge Information Services (or any successor or substitute page of such Service, or any successor to such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Purchaser (or its designee) from time to time, for purposes of providing quotations of interest rates applicable to U.S dollar deposits in the London interbank market) as of approximately 11:00 a.m. (London time), on the date two Business Days prior to the commencement of such six-month period; and (c) in the event that neither rate referred to in clauses (a) or (b) is available at such time for any reason, an interest rate per annum equal to the arithmetic average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the rates per annum notified to the Purchaser (or its designee) by each Reference Bank as the rate at which deposits in U.S. dollars are offered by the principal office of such Reference Bank in London, England to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the date two business days before the first day of such six-month period.

"Subsidiary" means, as to any particular parent entity, any corporation or other entity of which more than 50% (by number of votes) of the Voting Stock shall be owned or controlled by such parent entity and/or one or more entities which are themselves subsidiaries of such parent entity. The term "Subsidiary" shall mean a direct or indirect subsidiary of the Company.

"Standard Life" means Standard Life Insurance Company of
Indiana, an Indiana corporation.

"Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions), irrespective of whether or not at the time Securities of any class or classes shall have or might have special voting powers or rights by reason of the occurrence of any contingency.

"Warrant" is defined in Section 8.1.

"Wholly-owned" when used in connection with any Subsidiary means a Subsidiary of which all of the issued and outstanding shares of stock (except shares required by applicable law as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

9.2.	Accounting Principles.  Where the character or amount
of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where statutory accounting principles are applicable or where GAAP is inconsistent with the requirements of this Agreement, in which event the latter shall be controlling.

SECTION 10.  MISCELLANEOUS.

10.1.	Note Register.  The Company shall cause to be kept at
its principal office a register for the registration and transfer of the Note (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may reasonably prescribe, the Note issued pursuant to this Agreement.

At any time, and from time to time, the holder of such Note that has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

At any time, and from time to time, the holder of such Note that has been duly registered as hereinabove provided may surrender such Note at the principal office of the Company for the purpose of exchanging such Note with one or more notes of lesser denomination which evidence the same aggregate value and rate as set forth in the current Note. Any expenses incurred in the preparation and/or issuance of any new notes under this paragraph shall be the responsibility of the Company.

The Person in whose name the Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, and interest on the Note shall be made to or upon the written order of such holder.

10.2.	Loss, Theft, Etc. of Note.  Upon receipt of evidence
reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of the same tenor and form, in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser or any subsequent institutional holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of any authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction, shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

10.3.	Expenses; Stamp Tax Indemnity.  Whether or not the
transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the reasonable out-of-pocket expenses incurred by the Purchaser and each other holder of the Note (including reasonable fees and disbursements of the Purchaser and its counsel) in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereby and all similar expenses of any holder of Notes relating to any amendment, waivers or consents requested or entered into pursuant to the provisions hereof or relating to any work-out or restructuring relating to the Company (including, without limitation, the reasonable fees and expenses of any financial consultant engaged by such holders in connection therewith). The Company also agrees that it will pay and save the Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether or not the Note is then outstanding. The Company agrees to protect and indemnify the Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement as a result of any action by the Company. Without limiting the foregoing, the Company agrees to obtain and pay for a private placement number for the Note and authorizes the submission of such information as may be required by Standard & Poor's for the purpose of obtaining such number.

10.4.	Indemnities.  (a) The Company agrees to indemnify the
Purchaser and all subsequent holders of the Note against any and all losses, claims, damages, liabilities and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Purchaser or such holders arising out of, in any way connected with, or as a result of (i) the falsity or incorrectness as of the Closing Date of any representation or warranty of the Company contained in or made pursuant to this Agreement or the Note, (ii) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default in the observance of any of the Company's undertakings or covenants under or pursuant to this Agreement or the Note or any other Loan Document, and (iii) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not any Purchaser or any such holder is a party thereto.

(b) The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Agreement, the consummation of or failure to consummate the transactions contemplated by this Agreement or any amendment, supplement, modification or waiver thereunder, the payment in full of the Note, the invalidity or unenforceability of any term or provision of this Agreement or the Note or any other document required hereunder, any investigation made by or on behalf of the Purchaser, the Company or any Subsidiary, or the content or accuracy of any representation or warranty made under this Agreement or any other document required hereunder.

10.5.	Powers and Rights Not Waived; Remedies Cumulative.  No
delay or failure on the part of the holder of the Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right and the rights and remedies of the holder of the Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

10.6.	Notices.  All communications provided for hereunder
shall be in writing and, if to the Purchaser, delivered or sent by prepaid overnight air courier, addressed to the Purchaser at One Chase Manhattan Plaza, New York, New York, 10005; Attention:
Counsel, or such other address as the Purchaser or the subsequent holder of any Note initially issued hereunder may designate to the Company in writing, and if to the Company, delivered or sent by prepaid overnight air courier to the Company at 9100 Keystone Crossing, Suite 600, Indianapolis, Indiana 46240, Attention:
Ronald D. Hunter, with a copy to Stephen M. Coons, Esq. at the same address, or to such other address as the Company may in writing designate to each of the Purchaser or to a subsequent holder of any Note initially issued hereunder.

10.7.	Reproduction of Documents.  This Agreement and all
documents relating thereto, including without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Purchaser at the closing of its purchase of the Note (except the Note itself), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchaser, may be reproduced by the Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

10.8.	Counterparts.  This Agreement may be executed in any
number of counterparts, each counterpart constituting an original but all together only one Agreement.

10.9.	Successors and Assigns.  This Agreement shall be
binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns, including each successive holder or holders of the Note.

10.10.	Survival of Covenants and Representations.  All
covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Note, the purchase or transfer of the Note (or portion thereof or interest thereon) and the payment of any note, and may be relied upon by any subsequent holder.

10.11.	Severability.   Should any part of this Agreement for
any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

10.12.	GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE HOLDERS OF THE NOTE AND THE COMPANY HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), CANNOT BE CHANGED ORALLY AND SHALL BIND AND INURE TO THE BENEFIT OF THE COMPANY, SUCH HOLDERS AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS. THE COMPANY AGREES THAT ANY DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE SUBJECT TO THE JURISDICTION OF BOTH THE STATE AND FEDERAL COURTS IN THE CITY AND STATE OF NEW YORK. FOR THIS PURPOSE, THE COMPANY HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS IN NEW YORK. THE COMPANY FURTHER AGREES TO ACCEPT SERVICE OF PROCESS OUT OF ANY OF THE BEFORE-MENTIONED COURTS IN ANY SUCH DISPUTE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS AGREEMENT.

10.13.	Captions.  The descriptive headings of the various
Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

10.14.	Waiver of Jury Trial.  The Purchaser or the other
holders of the Note and the Company hereby waive trial by jury in any litigation in any courts with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Company and the Purchaser or the other holders of the Note.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

STANDARD MANAGEMENT CORPORATION



By:  __________________________

Name:__________________________

Its:___________________________



ZURICH CAPITAL MARKETS COMPANY



By: ___________________________

Name:__________________________

Its:___________________________


As to Paragraph 2.2a only:

	SCUDDER KEMPER INVESTMENTS, INC.



	By:____________________________

	Name:__________________________

	Its:___________________________



                          EXHIBIT A

                Form of Senior Subordinated Note
                      Due October 31, 2007

                        PROMISSORY NOTE


$11,000,000                                       October 31, 2000


STANDARD MANAGEMENT CORPORATION, a corporation organized under the laws of Indiana (the "Company"), for value received, hereby promises to pay to the order of ZURICH CAPITAL MARKETS COMPANY, an Ireland corporation having a principal office at One Chase Manhattan Plaza, New York, NY 10005 (the "Purchaser"), the principal sum of ELEVEN MILLION AND 00/100 DOLLARS ($11,000,000.00), pursuant to the Note Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Agreement. The Company also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner provided in said Agreement.

This is the Note referred to in that certain Note Agreement dated as of October 31, 2000 by and between the Company and the Purchaser (as amended from time to time the "Agreement") and evidences the Loans issued by the Purchaser thereunder. All terms not defined herein shall have the meanings given to them in the Agreement.

The Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

The indebtedness evidenced by this Note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness" (as defined below) of Company. Therefore, upon any distribution of its assets in a liquidation or dissolution of Company, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to Company, Purchaser will not be entitled to receive payment of the indebtedness evidenced by this Note until the holders of Senior Indebtedness are paid in full. Upon the occurrence of an "Event of Default" with respect to any Senior Indebtedness, as such Event of Default may be defined in such instrument evidencing the Senior Indebtedness, to the extent such Event of Default permits the holders of such Senior Indebtedness to accelerate the maturity thereof, then upon written notice thereof given to Company by any holder of such Senior Indebtedness or their representative, no payment shall be made by Company in respect to this Note until Company has cured such Event of Default to the satisfaction of the holders of such Senior Indebtedness. "Senior Indebtedness" means the indebtedness outstanding on the date hereof under the Amended and Restated Revolving Line of Credit between the Company and Fleet National Bank dated as of November 8, 1996, as amended.

The Company waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to its conflicts of laws principles.

STANDARD MANAGEMENT CORPORATION


By
Name:  Ronald D. Hunter
Title: Chairman, President and
Chief Executive Officer


ATTEST:


_________________________________
Name:

Title:



                             EXHIBIT B

         Form of Investment Advisory Agreement with Purchaser

                      INVESTMENT ADVISORY AGREEMENT

     This Investment Advisory Agreement (this "Agreement") is made this 1st day of December, 2000, by and between STANDARD LIFE
INSURANCE COMPANY OF INDIANA ("Standard"), an Indiana stock insurance company, and SCUDDER KEMPER INVESTMENTS, INC.
("Scudder"), a _____________ corporation.

	WHEREAS, Standard is a life insurance company validly organized and operating under the laws of the State of Indiana and subject to regulation under Indiana Insurance Code sections 27-1-5 through 27-1-14 and the Regulations promulgated pursuant thereto ("Code"); and

	WHEREAS, Standard desires to retain Scudder to render investment advisory services for Standard for its General Account
(the "Account"), and Scudder is willing to render such services;

	NOW, THEREFORE, in consideration of the premises and of the mutual promises exchanged herein, the parties agree as follows:

	1.	Appointment of Adviser.  Standard hereby appoints
Scudder to act as its investment adviser for the term set forth in Paragraph 6 below, and on the terms and conditions set forth in this Agreement. Scudder accepts such appointment and agrees to render the services set forth in Paragraph 3, below, for the term of the Agreement or until valid termination of the Agreement by one of the parties in accordance with Paragraph 6 below. Standard hereby acknowledges that the services provided to it by Scudder pursuant to this Agreement are non-exclusive, and that Scudder is free to provide similar services to other clients.

	2.	No Custody of Assets.  All assets in the Account are
held by the individuals or entities set forth in Schedule A hereto as custodians, or their successors or assigns (the "Custodians"), and nothing in this Agreement is intended or shall be construed as creating a custodial relationship between Scudder and Standard with respect to such assets. Each of the Custodians named in Schedule A hereto is a validly licensed bank, trust company or broker. Standard shall issue directions to each Custodian as necessary to send Scudder periodic copies of such Custodian's Account so that Scudder may reconcile its records with those of the Custodian. Standard shall also issue directions to each Custodian to provide Scudder with daily updates of such information in the Account as reasonably deemed necessary by Scudder for its internal investment tracking and reconciliation purposes. Scudder hereby warrants that it shall use such statements for its own internal reconciliation purposes only and shall not disclose such statements to any third party without the prior written permission of Standard, unless such disclosure is specifically required by an appropriate regulatory authority or is requested through appropriate process in connection with a pending legal, regulatory or administrative proceeding.

	3.	Adviser's Duties.  Subject to any written limitation
imposed on it by the authorized officers and Board of Directors of Standard, Scudder shall supervise and direct the investable assets of the Account, including the purchase, retention and disposition thereof, in accordance with Standard's investment objectives and policies as provided to Scudder by Standard in writing from time to time (which Standard warrants are and at all times shall be in compliance with the applicable laws regarding such investments, and with the Articles of Incorporation and By-Laws of Standard)
(the "Investment Guidelines") and in accordance with the provisions of Paragraph 5 below. Scudder shall not be responsible for the investment, supervision, or disposition of any uninvested assets of the Account (including but not limited to any cash assets intended to be held by the Custodian in money-market or other short-term instruments) unless specifically directed to do so in writing by Standard.

	Scudder shall provide supervision of all fixed-income investments by Standard, shall furnish a continuous investment program for Standard's portfolio in its General Account, and shall determine from time to time what investments or securities will be purchased, retained or sold by Standard. Scudder and Standard will mutually agree as to the portion of assets in the Account which will be invested or held uninvested from time to time.

	4.	 Standard of Care.  Scudder shall use the same level of
skill and care in the management of Standard's investments as it uses in the administration of any other fiduciary accounts for which it has investment responsibility, under investment advisory contracts with unrelated third parties. Scudder shall, in the performance of its duties under this Agreement, act in conformity with all applicable requirements of applicable Federal or state laws and/or regulations, as well as with the Investment Guidelines and any written instructions received by it from authorized officers or directors of Standard with respect to the maintenance and disposition of any assets held in the Account.

	5.	Management of Assets of Company:

		(a)	Scudder shall determine, in its discretion and
subject to the requirements of Paragraph 4, above, those securities which shall be purchased and sold by Standard.
Scudder is authorized to place orders, either directly with the issuer of a particular security, or with any broker/dealers with which Scudder may have a business relationship. Scudder is directed to use its best efforts to obtain the best available price and most favorable execution for any purchase or sale transaction, consistent with the restrictions set forth in Paragraph 4.


		(b)	In selecting brokers and/or dealers to execute
portfolio transactions, Scudder shall give consideration to the following factors, among others: price of the security, rate of commission, size and difficulty of execution of the order, as well as the general reliability, integrity, financial condition, and general execution, operation and research capabilities of the selected broker/dealer and competing brokers/dealers. Standard understands that, when several brokers appear to offer comparable results, Scudder may select brokers that provide research to it. Standard also understands that Scudder may authorize the payment of brokerage commissions that are higher than commissions another broker might charge, if it determines in good faith that the commission paid was reasonable in relation to the brokerage and research services provided. Notwithstanding any of the above, Standard retains the right to direct Scudder through written notice that specific transactions shall be executed by specific brokers and/or dealers. Standard understands and has been provided with a copy of Scudder's policies concerning directed brokerage arrangements as set forth in its Statement of Directed Brokerage Policies, and it acknowledges that they apply to this arrangement. In any case where Standard directs brokerage as provided above, it will have determined that the broker in question is capable of providing best execution for security transactions of the type contemplated by this Agreement, after taking into consideration not only the net price for the transaction, but the quality and reliability of execution and the value of any other services Standard may receive from that broker. It will be Standard's ongoing responsibility to monitor the services provided by such broker to assure that they provide best execution.

		(c)	On occasions when Scudder deems the purchase or
sale of a security to be advisable for Standard as well as other customers, Scudder may, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased provided that allocation of any securities so purchased or sold, as well as allocation of any expenses incurred therewith, shall be made by Scudder consistent with Scudder's fiduciary obligations to Standard and such other customers.

		(d)	Scudder shall provide Standard with a list of all
securities transactions executed or initiated by Scudder, at the close of each business day, or with a facsimile of each trade ticket for such executed transaction by noon of the following business day. Scudder shall also maintain appropriate books and records of all of Standard's securities transactions and shall make such records available to Standard's authorized officers and directors for review upon reasonable request.

		(e)	Standard shall be solely liable for any and all
Federal, state, and local taxes or other governmental charges on any income or gain of the assets in the Account, and Scudder shall have no liability in this regard.


		(f)	Scudder shall not be required to monitor corporate
actions or to take any action or render any advice with respect to the voting of proxies solicited by or with respect to the issuers of securities in which the assets of the Account may be invested.

		(g)	Scudder shall provide Standard with a preliminary
monthly listing, within 2 business days of the end of each month during the term of this Agreement, of purchases and sales executed by it or under its authority or direction, as well as a listing of all securities owned in the Account
(which list shall show the market value of each such security), subject to final verification by Scudder, which shall be made available within 5 business days after the end of each month during the term of this Agreement. This list shall separately specify which of those securities held in the Account have been rated as "below-investment grade" securities.

(h)	Scudder shall provide Standard with a watch list no
less frequently than monthly, including a detailed credit update for each below-investment grade security on a quarterly basis.

(i)	Scudder shall provide Standard with a preliminary
standard monthly report, within 2 business days of the end of each month during the term of this Agreement, with a full, final standard monthly report to be provided no later than five (5) business days following the end of the month during which such preliminary report has been provided. Scudder shall provide other reports as reasonably requested by Standard from time to time, for financial and management reporting purposes.

		(j)	For any security purchased for the Account, Scudder
shall, as a precondition to purchase, ensure that the issuer of such security has registered the security with the Security
Valuation Office (SVO) for the purpose of determining an investment rating on such security; or, in the event the issuer has not so registered, Scudder shall complete the registration process after such purchase of a non-registered security on behalf of Standard and any other of its clients that shall seek such registration, and shall periodically charge all filing fees and other costs associated with such registration process to Standard and to such other clients on a lump sum basis per registration, with a good faith attempt to divide such fees as equitably as possible among all clients participating in such registrations.


	(k) 	Standard is requesting, and Scudder agrees to
provide, certain trade execution services in connection with an equity indexed annuity (EIA) program operated by Standard. It is expressly agreed that Scudder's services in connection with this program shall be as set forth in this Section 5(k). At Standard's instruction from time to time, Scudder will execute trades in options and other derivative instruments for the EIA program. In connection with these trades, Standard may direct Scudder to execute a trade through a specific broker as provided in Section 5(b) above. The parties hereto expressly agree that the identification of specific trades for the EIA program is the sole responsibility of Standard, and that Scudder shall have no liability whatsoever for any advice provided to Standard by Scudder in connection with the EIA program. Furthermore, the parties agree that Scudder shall have no liability for any losses incurred by Standard or any of Standard's affiliates or clients in connection with the EIA program, whether resulting from any trades executed by Scudder at Standard's direction or otherwise, including among other things losses resulting from the failure to perform by a counterparty, the failure of an option or other derivative instrument to perform as expected, or unforseen changes in market conditions. Furthermore, Standard agrees to hold Scudder harmless and indemnify Scudder for any claims, damages, liabilities or other losses incurred by Scudder in connection with any trades executed by Scudder at the direction of Standard as provided in this Section 5(k).

	6.	Term and Termination of Agreement.  This Agreement shall
continue indefinitely, until either of the parties provides the other with sixty (60) days' written notice of their intent to terminate the Agreement. In the event Standard elects to terminate this Agreement for any of the reasons set forth in
Section 2.2a of the Note Agreement dated October 31, 2000, by and between Standard and Zurich Capital Markets Company, then it shall send Scudder a letter setting forth the applicable subsection of such Agreement justifying such early termination.

	7.	Compensation.  For the services to be rendered by
Scudder as provided in this Agreement, Standard agrees to pay to Scudder a quarterly fee computed with relation to the total market value of the invested assets in the Account at the end of the most recent fiscal quarter (except as adjusted by Standard at the beginning of such fiscal quarter), as follows:

	Amount of Assets		Amount of Fee

First $700,000,000	          2.625 b.p. per quarter/10.5 basis
                              points per year
Next $300,000,000		     2.375 b.p. per quarter/9.5 basis
                              points per year
Next $1 billion		     2.250 b.p. per quarter/9.0 basis
                              points per year
Next $1 billion		     2.000 b.p. per quarter/8.0 basis
                              points per year
All amounts over $3 billion	1.750 b.p. per quarter/7.0
                              basis points per year


	Such quarterly fee shall be payable in advance within thirty
(30) days after the last day of each quarter ended during the Term hereof. Scudder shall provide Standard with an invoice detailing such fees within 15 days after the last day of each quarter. In the event that this Agreement becomes effective any day other than the first day of a quarter, the fee payable for such quarter shall be pro rated based upon the number of days remaining in the then-current quarter expressed as a percentage of the total number of days in such quarter.

	8.	Registration under Advisers Act; Necessary Disclosures.
Scudder represents and warrants that it is, and shall remain during the term of this Agreement, a validly registered investment adviser (as such term is defined in the federal Investment
Advisers Act of 1940, 15 USC   80b-1 et seq.) (the "Act").
Scudder acknowledges that, in compliance with its responsibilities under such Act, it has furnished Standard not less than 48 hours prior to entering into this Agreement with a copy of Part II of its Form ADV or a written Disclosure Statement containing at least the information required in Part II of Form ADV, as required by Rule 204.3 (17 CFR 275.204-3) of the Act. Scudder will provide Standard with an updated copy of such Part II of Form ADV or Disclosure Statement on an annual basis.

	9.	Limitation of Liability and Indemnification:

		(a) Neither Scudder, nor any shareholder, officer, director, employee, agent or affiliate thereof, shall be liable to Standard, its employees, directors, or shareholders, for any act or omission arising out of or related to the management or maintenance of the Account or any assets therein, provided that such act or omission was undertaken by Scudder in good faith and in accordance with applicable law, the Investment Guidelines, and any instructions given to Scudder pursuant to Paragraph 3 above. Nothing in this Paragraph is intended or shall be construed to limit Scudder's actual or potential liability to Standard for damages or losses resulting from the willful malfeasance, bad faith, or gross negligence of Scudder, its employees, directors or shareholders, or any reckless disregard by Scudder of its duties and obligations under this Agreement.

		(b) Scudder shall not be liable to Standard for damages relating to any act or omission which involves the Account or assets therein if such act or omission is directly and solely traceable to the Custodians of the Account.

		(c) Scudder shall not be liable for damages relating to the acts or omissions of any broker or dealer which it has retained in good faith to perform transactions with respect to the Account, unless such acts or omissions are a direct result of investment instructions given to the broker or dealer by Scudder and not otherwise within its authority.


		(d) The Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith. Nothing herein shall in any way constitute a waiver or limitation of any rights which may exist under any Federal or state securities laws.

		(e) The provisions of this Paragraph 9 shall survive indefinitely any termination of this Agreement.

	10.	Independent Contractor.  Scudder shall for all purposes
herein be deemed to be an independent contractor. Nothing in this Agreement shall be deemed to create any relationship between the parties other than as independent contractors, including that of partners, co-venturers, employer/employee, or any other relationship, whether for purposes of taxation, principal/agent liability, or otherwise.

	11.	Mutual Representations and Warranties.  Each party
hereto hereby represents and warrants to the other party hereto that the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action on such warranting party's behalf, and that such execution, delivery and performance does not and will not: (i) require any consent or approval of its stockholders which has not been obtained, (ii) contravene its charter or by-laws, (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such party, or (iv) require the prior consent or approval of any governmental entity.

	12.	Amendment.  This Agreement may only be amended by mutual
consent of the parties, which consent shall be contained in a written amendment signed by both parties and affixed hereto.

	13.	Merger.  This Agreement supersedes any and all written
or oral agreements or understandings between the parties with respect to the subject matter hereof, whenever made, and contains the entire agreement of the parties hereto.

	14.	Assignment.  Scudder may not assign this Agreement to
any party without the prior written consent of Standard. Standard may not assign this Agreement without the prior written consent of Scudder, unless such assignment is made to a wholly-owned subsidiary of Standard or to its parent organization, Standard
Management Corporation.


	15.	Notices.  All notices, requests, demands and
instructions hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified U.S. Mail, postage prepaid, to the following addresses, or to such other addresses as the parties may designate from time to time in writing:

Standard Life Insurance Company of Indiana
9100 Keystone Crossing, Suite 600
Indianapolis, IN 46240
ATTN: Gerald R. Hochgesang, Senior Vice President and Treasurer

with a copy to:

Stephen M. Coons, Esq.
9100 Keystone Crossing, Suite 600
Indianapolis, IN 46240

and

Scudder Kemper Investments, Inc.
Two International Place
Boston, MA 02110
ATTN:_____________________________

with a copy to:

David Hartman, Esq.
Scudder Kemper Investments, Inc.
345 Park Ave.
New York, NY 10154

	Whenever any notice is required to be given by the terms of this Agreement, such notice will be deemed given when such notice is actually delivered, if delivery is accomplished by hand, or when such notice is actually received, if delivery is effected by U.S. Mail.

	16.	Choice of Law/Venue.  Except for any references to
Federal laws contained herein, this Agreement and all rights granted hereunder and by virtue of common or statutory law shall be construed in accordance with the laws of the State of New York (without regard to conflict of laws rules). The parties hereto agree that jurisdiction and venue for any claim or cause of action arising hereunder are appropriate in the Federal and/or state courts located in New York, NY, depending on the nature of the claim made.


	17.	Severability.  Any provision of this Agreement which
shall be deemed to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and shall be severable from the rest of this Agreement to the extent necessary to interpret the remaining provisions of this Agreement in accordance with the laws of such jurisdiction.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers, effective this 31st day of October, 2000.


STANDARD LIFE INSURANCE			SCUDDER KEMPER
COMPANY OF INDIANA				INVESTMENTS, INC.

By:______________________		By:__________________________


Its:_____________________		Its:___________________________


Date Signed:______________		Date Signed:_________________


                            SCHEDULE A

          LIST OF APPROVED CUSTODIANS FOR STANDARD ACCOUNT

Union Federal Savings Bank
P.O. Box 44170
Indianapolis, IN 46244-0170
ATTN: Justin A. Hawkins, Trust Administrator

Various State Insurance Department required deposits ("Special
Deposits") f/b/o Standard Life Insurance Company of Indiana and
Dixie National Life Insurance Company, as detailed in attached listing



                           EXHIBIT C

           Representations and Warranties of Company

                REPRESENTATIONS AND WARRANTIES

In order to induce the Purchaser to enter into this Agreement and to purchase the Note, the Company makes the following representations and warranties to the Purchaser:

(1)	Incorporation, Good Standing and Due Qualification.  The
Company and each of its Subsidiaries are corporations duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of their respective incorporation; have the corporate power and authority to own their respective assets and to transact the business in which they are now engaged; and are duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

(2)	Power and Authority.  The execution, delivery, and
performance by the Company of the Loan Documents has been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders which has not been obtained, (ii) contravene its charter or by-laws,
(iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Company, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Company is a party or by which it or its Properties may be bound or affected; (v) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the Properties now owned or hereafter acquired by the Company, except for Liens in favor of the Purchaser; or (vi) cause the Company to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

(3)	Legally Enforceable Agreement.  This Agreement is, and
the Note when delivered under this Agreement will be, the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.


(4)	Financial Statements.

a)	The consolidated balance sheet of the Company and its
Subsidiaries as at December 31, 1999, and the related consolidated statements of income, stockholders' equity, and cash flows of the Company and its Subsidiaries for the fiscal year ended on December 31, 1999, and the accompanying footnotes, together with the opinion thereon dated February 28, 2000 of Ernst & Young, independent certified public accountants, fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as at such dates, and the consolidated results of their operations for the periods covered by such statements, all in accordance with GAAP applied on a consistent basis. Neither the Company nor any Subsidiary has any material fixed or contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1999. Since December 31, 1999, there has been no material adverse change in the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and its Subsidiaries from that set forth in said financial statements as at said date, other than as previously disclosed by the Company to the Purchaser in Form 10-Q filings for the periods ended June 30, 2000.

b)	The individual balance sheet of the Company and each of
its Subsidiaries as at December 31, 1999, and the related individual statements of income and stockholders' equity of the Company and each of its Subsidiaries for the fiscal year ended on said date, copies of which have been furnished to the Purchaser, fairly present in all material respects the individual financial condition of the Company and each of its Subsidiaries as at such date, and the individual results of their respective operations for the period covered by such statements, all in accordance with GAAP applied on a consistent basis. Since December 31, 1999, there has been no material adverse change in the individual financial condition or operations, or the prospects or business, of the Company or any Subsidiary from that set forth in said financial statements as at said date, other than as previously disclosed by the Company to the Purchaser in Form 10-Q filings for the periods ended June 30, 2000.

c)	The Annual Statement of Standard Life as filed with the
Insurance Department of the State of Indiana for the fiscal year ended December 31, 1999, a copy of which has been furnished to the Purchaser, is complete and fairly presents the financial condition of Standard Life as at such date and the results of operations of Standard Life for such period, all in accordance with SAP.

(5)	No Material Misrepresentation.  No information, exhibit,
or report furnished by the Company to the Purchaser in connection with the negotiation, execution and delivery of this Agreement or the Note or any other Loan Document contained any untrue statement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

(6)	Labor Disputes and Acts of God.  Neither the business
(other than in the ordinary course of its insurance operations) nor the Properties of the Company or any Subsidiary of the Company is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, requisition or taking of property, or other casualty (whether or not covered by insurance), which materially and adversely affects such business or Properties or the operations of the Company or any such Subsidiary.

(7)	Other Agreements.  Neither the Company, nor any
Subsidiary of the Company, is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction, which could have a material adverse effect on its business, Properties, operations, or condition (financial or otherwise), or the ability of the Company to carry out its obligations under the Loan Documents. Neither the Company, nor any Subsidiary of the Company, is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its Properties or business to which it is a party.

(8)	Litigation.  Except as disclosed in its most recent Form
10-K filing, there is no pending, or, to the knowledge of the Company, threatened action, suit, investigation, or proceeding against or affecting the Company, or any Subsidiary of the Company, before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, Properties, or business of the Company or any Subsidiary of the Company or the ability of the Company to perform its obligations under the Loan Documents.

(9)	Governmental Approvals.  Except as has already been
obtained or completed, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, notice to, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance by the Company of the Loan Documents, or
(ii) the legality, validity, binding effect or enforceability of the Loan Documents.

(10)	No Defaults on Outstanding Judgments or Orders.  The
Company and each of its Subsidiaries have satisfied all judgments, and neither the Company nor any such Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

(11)	Ownership and Liens.  The Company and each of its
Subsidiaries have good, valid and defensible title to all respective material Properties, subject to no material Liens, except (i) for covenants, restrictions, rights, easements, Liens, encumbrances and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment of such Properties in the normal course of business as presently conducted or materially impair the value thereof for such business, and (ii) Liens otherwise permitted or contemplated by the Agreement. In all material respects, the Company and each of its Subsidiaries enjoy peaceful and undistributed possession under all leases under which they respectively operate, and all such leases are valid and subsisting in all material respects with no default existing thereunder.

(12)	Subsidiary.  The Company owns, directly or indirectly,
100% of the issued and outstanding capital stock of each of Standard Life, Standard Marketing Corporation, Savers Marketing Corporation, Standard Management International, S.A., and Standard Development, L.L.C. Standard Management International, S.A., owns 100% of the issued and outstanding common stock of Premier Life (Bermuda), Ltd. and Premier Life (Luxembourg), S.A. (with the exception of one issued and outstanding share of common stock in each such company that is held by Patrick M. Whicher as a director's share). Standard Life owns 99.4% of the issued and outstanding stock of Dixie National Life Insurance Company; and Premier Marketing, Ltd. is a Subsidiary of Standard Marketing Corporation. Neither the Company, Standard Life nor Standard Marketing have any other material Subsidiaries. All such stock has been validly issued, is fully paid and non-assessable, and is owned by the Company and/or its Subsidiaries free and clear of all Liens, except for liens created pursuant to the Fleet Credit Agreement.

(13)	ERISA.  The Company and each of its Subsidiaries are in
compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under
Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBCG instituted any such proceedings; neither the Company nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Company and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Company or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.


(14)	Environmental Matters.  Each of the representations and
warranties set forth in paragraphs (a) through (e) of this Section is true and correct with respect to each parcel of real property owned or operated by the Company or any Subsidiary (the "Real Properties").

a)	The Real Properties do not contain, and have not
previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous
Materials.

b)	The Real Properties and all operations and facilities at
the Real Properties are in compliance with all Legal Requirements and there is no Hazardous Materials contamination or violation of any Environmental Legal Requirements which would interfere with the continued operation of any of the Real Properties or impair the fair saleable value thereof. For purposes of this clause (b), "fair saleable value" of any Real Properties means the gross amount (without deductions for costs of sale, taxes, or other payments) of money that might be expected to be realized, as of the evaluation date, from an interested purchaser aware of all relevant information and a seller, equally informed, who is interested in disposing of any such Real Properties.

c)	Neither the Company nor any of its Subsidiaries has
received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Real Properties, nor is the Borrower aware than any Governmental Authority is contemplating delivering to the Company or any of its Subsidiaries any such notice.

d)	Hazardous Materials have not been generated, treated,
stored, disposed of, at on or under any of the Real Properties, nor have any Hazardous Materials been transferred from the Real
Properties to any other location.

e)	There are no governmental, administrative or judicial
proceedings pending or contemplated under any Environmental Laws to which the Company or any of its Subsidiaries is or will be named as a party with respect to the Real Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Real Properties.

(15)	Operation of Business.  The Company and each of its
Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Company nor any of its Subsidiaries knows of any conflict with or violation of any valid rights of others with respect to any of the foregoing.

(16)	Taxes.  The Company and each of its Subsidiaries have
filed all tax returns (foreign, federal, state and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

(17)	Investment Company Act.  Neither the Company nor any
Subsidiary of the Company is an "investment company" or a company
"controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(18)	Lines of Credit.  Except for the $26 million Amended and
Restated Revolving Line Of Credit Agreement with Fleet National Bank and a certain line of credit in the amount of up to $1.6 million issued to Premier Life (Bermuda), Ltd., all other lines of credit previously issued by creditors in favor of the Company have been canceled on or prior to the date hereof, and the Company has no other lines of credit available for the Company's use.

(19)	Use of Proceeds. Neither the Company nor any of its
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended), and no part of the proceeds from the issuance of the Note will be used to buy or carry any margin stock.


                             EXHIBIT D

                        Financial Covenants

So long as the Note shall remain unpaid, the Company will:

(1)	Minimum Equity.  Maintain at the end of each fiscal year
equity of the Company (computed in accordance with GAAP) of not less than $61,000,000 plus an amount equal to fifty percent (50%) of consolidated net income (computed in accordance with GAAP) commencing with the quarter ended September 30, 1998 to the extent such consolidated net income is greater than or equal to zero. Said calculation of equity of the Borrower shall exclude the effects of Financial Accounting Standard Board Pronouncement No. 115 (a/k/a FASB No. 115).

(2)	Positive Net Income.  Maintain at the end of each fiscal
quarter (for the immediately preceding four fiscal quarters) positive net income before extraordinary items (excluding also the effect of one-time nonrecurring items) (computed in accordance with GAAP) for any rolling four-quarter period.

(3)	Minimum Consolidated Statutory Surplus.  Cause the
Company's U.S. insurance Subsidiaries to maintain at all times a consolidated surplus (computed in accordance with SAP) of not less than $35,000,000.

(4)	Minimum Fixed Charge Coverage Ratio.  Cause the Company
and its Subsidiaries to maintain at the end of each fiscal quarter at all times a Fixed Charge Coverage Ratio of not less than 1.33:1.0.

(5)	Maximum Percentage of Bond Portfolio.  Cause the
percentage of the Company's bond portfolio in the NAIC risk category of 3 or worse not to exceed at any time ten percent
(10%).

(6)	Interest Coverage.  Cause the Company to maintain at the
end of each fiscal quarter the ratio of (a) allowable dividends of the Company's insurance Subsidiaries plus (b) EBITDA of non-insurance Subsidiaries (excluding Standard Management International, S.A.) plus (c) management fees, interest on surplus debentures, rents, and other cash payments paid to Company in the normal course of its business by its Subsidiaries, provided that such payments shall not require any special, unusual or pre-approval by the appropriate regulatory authorities or other similar bodies charged with overseeing the affairs of the insurance Subsidiaries, to (d) the Company's and its Subsidiaries' Interest Expense for all outstanding Debt of not less than 2.0:1.0, measured for the twelve-month period then ended (a rolling twelve-month calculation to be measured as of the end of each successive quarter).


(7)	Best Rating for Standard Life.  Cause Standard Life (and
any of the Company's other affiliated insurance companies which individually constitute in excess of 25% of the Company's consolidated statutory capital and surplus) at all times to maintain a rating by A.M. Best & Company of "B" or better.

The Purchaser acknowledges that several of the covenants contained herein duplicate similar covenants contained in the Fleet Credit Agreement, and, to the extent those covenants are changed by agreement of Fleet National Bank and the Company during the term of the Fleet Credit Agreement, then the covenants contained herein shall also be modified accordingly to reflect such change.


                            EXHIBIT E

                     Reporting Requirements

The Company shall furnish to the Purchaser:

(1)	Financial Statements.  The following financial
statements:

(i)	As soon as available, but in any event within 60
days after the end of each quarterly period of each fiscal year of the Company, a copy of (A) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such quarter, the unaudited consolidated statements of income and stockholders' equity of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and the unaudited consolidated statements of cash flows of the Company and its Subsidiaries for the portion of the fiscal year ended with the last day of such quarter; and
(b) the unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of each such quarter, the unaudited consolidating statements of income and stockholders' equity of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; in each case, certified by the chief financial officer or chief accounting officer of the Company;

(ii) As soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a copy of (A) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, the consolidated statements of income and stockholders' equity of the Company and its Subsidiaries for such fiscal year, and the consolidated statements of cash flows of the Company and its Subsidiaries for such fiscal year, certified by Ernst & Young or other independent certified public accountants of nationally recognized standing acceptable to the Purchaser in all respects, and, with respect to the reserves for future policy benefits, by an officer of the Company (each such certification shall be without qualification or exception, except that such certification may contain qualifications resulting from required (by statute, FASB or NAIC) changes in accounting or actuarial principles and methods as agreed to by such certified public accountants and/or officer, provided that nothing in this clause (A) shall be deemed to permit a "going concern," "going business" or like qualification or exception or a qualification or exception arising out of the scope of the audit); and (B) the consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, showing intercompany eliminations and the consolidating statements of income and stockholders' equity of the Company and its Subsidiaries for such fiscal year, showing intercompany eliminations, certified by the chief financial officer or the chief accounting officer of the Company as being fairly presented in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;

(iii) As soon as available, but in any event within 60 days after the end of each quarterly period of each fiscal year of the Company and each of its Subsidiaries, a copy of the unaudited individual balance sheet of the Company and each of its Subsidiaries as at the end of each such quarter and the unaudited individual statements of income and stockholders' equity of the Company and each of its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and the unaudited statement of cash flow of the Company only for the portion of the fiscal year ended with the last day of such quarter, certified by the chief financial officer or chief accounting officer of the Company;

(iv) As soon as available, but in any event within 120 days after the end of each fiscal year of the Company and each of its Subsidiaries, a copy of the individual balance sheet of the Company and each of its Subsidiaries as at the end of such year, the individual statements of income and stockholders' equity of the Company and each of its Subsidiaries for such fiscal year, and the individual statement of cash flows of the company only for such fiscal year, certified by the chief financial officer or chief accounting officer of the company;

(v) As soon as available, but in any event within 60 days after the end of the first three quarterly periods of each fiscal year of the Company and each of its Subsidiaries, and within 120 days after the end of each fiscal year of the Company and each of its Subsidiaries, a copy of all financial statements filed or otherwise furnished by the Company or any of its Subsidiaries to any governmental authority or insurance regulatory authority including, without limitation, any Annual Statement or quarterly statement, certified by the chief financial officer or chief accounting officer of the Company or any such Subsidiaries, as applicable, that all such financial statements are complete and correct and present fairly in accordance with SAP the financial position of the Company or any such Subsidiaries, as applicable, for the periods then ended;

(vi) As soon as available, a copy of the results of each financial solvency examination by the applicable insurance regulatory authority (to the extent that it is lawful at the time to so provide); and

(vii) Any other financial information pertaining to the Company, Standard Life and Standard Marketing Corporation reasonably requested by the Purchaser.

All such financial statements shall be fairly presented in all material respects, shall be in reasonable detail, shall be prepared in accordance with GAAP (or in accordance with SAP if required by, and filed with, any applicable regulatory authority), in each case applied on a consistent basis throughout the periods reflected therein or as otherwise permitted herein, and, with respect to clauses (i), (ii), (iii), (iv) and (v) above, shall state in comparative form the respective consolidated/consolidating/individual figures for the corresponding date and period in the previous fiscal year;


(2)	Actuarial Opinion.  Within 120 days after the close of
each fiscal year of each of the Company and any of its Subsidiaries, as applicable, a copy of the "Statement of Actuarial Opinion" for each of the Company and any such Subsidiaries which is provided to the applicable state or local insurance department or regulatory authority as to the adequacy of loss reserves of the Company and any such Subsidiaries. Such opinion shall be in the format prescribed by the Insurance Code or other applicable laws;

(3)	Certificate of No Default.  Simultaneously with the
delivery of the quarterly and annual financial statements referred to in (1)(i) and (ii) hereof, a certificate of the chief financial officer or chief accounting officer of the Company certifying (i) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) computations demonstrating compliance with the covenants contained in Exhibit D.

(4)	Notice of Litigation.  Promptly after the Company
receives written notice of the commencement thereof, notice of all actions, suits, and proceedings before any arbitrator, court, or governmental or nongovernmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Company or any of its Subsidiaries which, if determined adversely to the Company or any such Subsidiary, could have a material adverse effect on the financial condition, properties, operations or prospects of the Company or such Subsidiary or on its ability to perform its obligations under the Loan Documents;

(5)	Notice of Certain Events.  As soon as possible and in any
event within ten (10) Business Days after the occurrence thereof, notice of any default or event of default under any material contract, instrument or agreement and of any event or condition having, or which may have, a material adverse effect on the financial condition, properties, operations or prospects of the Company or any of its Subsidiaries, including, without limitation, any catastrophic event, any notice of suspension, termination or revocation of any material License of the Company or any Subsidiary by any Governmental Authority or any notice relating to a proposed suspension or action which would materially affect the authority or ability of the Company or any Subsidiary to conduct its business;

(6)	ERISA Reports.  As soon as possible (whether or not
requested by the Purchaser) and in any event within ten (10) Business Days after the Company or any such Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Company or any such Subsidiary has instituted or will institute proceedings under Title IV or ERISA, the Company will deliver to the Purchaser a certificate of the chief financial officer or chief accounting officer of the Company setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or Plan amendment and the action the Company proposes to take with respect thereto;


(7)	Proxy Statements, etc.  Promptly after the sending or
filing thereof, copies of all proxy statements, financial statements and reports which the Company or any of its Subsidiaries sends to its stockholders, copies of all press releases and other statements made available by the Company or any Subsidiary concerning developments that are or may be material, and copies of all regular, periodic and special reports, and all registration statements which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; and

(8)	General Information.  Such other information respecting
the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries, as the Company may from time to time reasonably request.


                            EXHIBIT F

                         Form of Warrant

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

No. of Shares of Common Stock:  220,000	Warrant No. ZCM-01

                             WARRANT

                  To Purchase Common Stock of
                STANDARD MANAGEMENT CORPORATION

THIS IS TO CERTIFY THAT ZURICH CAPITAL MARKETS COMPANY, or its registered assigns, is entitled, at any time or from time to time prior to the Expiration Date (as hereinafter defined), to purchase from Standard Management Corporation, an Indiana corporation (the "Company"), 220,000 shares of fully paid and non-assessable Common Stock, no par value (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $4.00 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.	DEFINITIONS.  As used in this Warrant, the following terms
have the respective meanings set forth below:

"Additional Shares of Common Stock" shall mean all shares of Common Stock issued or issuable by the Company after the Closing Date, other than the Warrant Stock.

"Affiliate" means any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, or (b) which beneficially owns or holds (i) 10% or more of any class of the Voting Securities of the Company or (ii) 10% or more of the Voting Securities (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise.


"Assigned Value" shall mean, in respect of any share of Common Stock on any date herein specified (i) if there is a public market for Common Stock, the average closing price of the Common Stock on the largest exchange on which such shares are traded (or if not traded on an exchange, then the average of the closing bid and ask prices quoted over-the-counter) over the 10 trading days prior to the date of the determination (as such prices are reported in The Wall Street Journal or if not so reported, in any nationally recognized financial journal or newspaper), (ii) if there is no public market for Common Stock, the highest price at which shares of Common Stock are offered for sale in a public offering registered pursuant to the Securities Act or in an arms-length private offering, if any such offering is pending (unless such offer is revoked prior to such sale) on the date of determination of the Assigned Value, or (iii) if there is no public market for Common Stock and no such offering is pending, the fair market value per share of Common Stock as determined in good faith by the Company's board of directors.

"Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents
(however designated) of capital stock, including each class of common stock and preferred stock of such Person.

"Closing Date" shall mean October 31, 2000.

"Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities
Act and other federal securities laws.

"Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, no par value, of the Company as constituted on the Closing Date, and any Capital Stock into which such Common Stock may thereafter be changed, and shall also include (i) Capital Stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.7) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.7.

"Common Stock Outstanding" shall mean, at any date as of which the number of shares thereof is to be determined, all issued and outstanding shares of Common Stock and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.


"Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

"Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the Assigned Value per share of Common Stock as at such date.

"Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to exercise of this Warrant on such date.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Expiration Date" shall mean October 31, 2007.

"Fully-Diluted Outstanding" shall mean, (i) when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, the number of shares of Common Stock Outstanding at such date and the number of shares of Common Stock which would be outstanding if the Warrants, the Company's convertible preferred stock, if any, and all other outstanding rights, options or warrants to purchase, or securities convertible into, shares of Common Stock and all security convertible or exchangeable into any of the foregoing, that are "in-the-money" were converted into or exercised or exchanged for shares of Common Stock on such date, and (ii) when used with reference to Voting Securities, at any date as of which the number of shares thereof is to be determined, the number of shares of Voting Securities Outstanding at such date and the number of shares of Voting Securities which would be outstanding if any outstanding rights, warrants or options to purchase, or securities convertible into, shares of Voting Securities and all securities convertible or exchangeable into any of the foregoing, that are "in-the-money" were converted into or exercised or exchanged for shares of Voting Securities on such date.

"GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

"Holder" shall mean the Person or Persons in whose name this Warrant or, as applicable, the Warrant Stock, is registered on the books of the Company maintained for such purpose.


"Initial Public Offering" shall mean the first time a registration statement filed by the Company under the Securities Act with respect to its securities, whether on behalf of itself or otherwise, is declared effective, other than a registration statement filed on Form S-8 or any successor forms thereto.

"Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

"Majority Holders" shall mean Holders of more than 50% of (i) Warrants exercisable for the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable, plus (ii) where a provision affects Holders of the Warrant Stock, the Warrant Stock.

"Other Property" is defined in Section 4.7.

"Person" shall mean an individual, partnership, corporation, trust, joint stock company or unincorporated organization or joint venture, and a government or agency or political subdivision thereof.

"Registration Rights Agreement" shall mean that certain
Registration Rights Agreement dated as of October 31, 2000 by and between the Company and Holder, the form of which is attached hereto as Schedule C.

"Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9 herein.

"Note Agreement" shall mean that certain Note Agreement dated as of October 31, 2000, by and between the Company and Holder.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Subsidiary" shall have the meaning set forth in the Note
Agreement.

"Voting Securities" means any class of Capital Stock of a corporation or other equity shares, interests, participations, rights in or other equivalents (however designated) of a Person other than a corporation, and any rights (including without limitation debt securities convertible into Capital Stock), warrants or options exercisable or exchangeable for or convertible into such Capital Stock or other equity securities, pursuant to which the holders thereof have (or would have upon exercise, conversion or exchange) the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of any Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

"Warrants" shall mean all of the Warrants of the Company issued prior to or on the date hereof or to be issued subsequent to the date hereof pursuant to the Note Agreement, including this Warrant, and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions, except as to date of issuance, the purchase price, the number of shares of Common Stock for which they may be exercised and the date by which such Warrants must be exercised.

"Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 multiplied by (ii) the Current Warrant Price as of the date of such exercise.

"Warrant Stock" shall mean the shares of Common Stock issuable to the Holders upon the exercise of this Warrant.



2.	EXERCISE OF WARRANT: OTHER AGREEMENTS

2.1.	Manner of Exercise.

(i)	From and after the date hereof until 5:00
P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 9100 Keystone Crossing, Suite 600, Indianapolis, Indiana 46240, or at the office or agency designated by the Company pursuant to Section 11, (a) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) this Warrant, (c) payment of the Warrant Price by certified or official bank check from Holder, unless the Holder is making a cashless exercise pursuant to Section 2.1(iv) herein, and (d) if the Holder is making a cashless exercise pursuant to
Section 2.1(iv) herein, a statement indicating its intent to make such exercise. Such notice shall be substantially in the form of Schedule A hereto, duly executed by Holder or its agent or attorney.

(ii)	Upon receipt thereof, the Company shall, as
promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such exercise as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.


(iii)	Fractional shares of Common Stock will not
be issued upon the exercise of this Warrant. In lieu of fractional shares that would have been issued but for the immediately preceding sentence, the Holder, at its option, will be entitled to receive cash equal to the Current Market Price of such fraction of a share of Common Stock on the trading day immediately preceding the Exercise Date, or may purchase a whole share of Common Stock at the Current Market Price less the price of such fractional share.

(iv)	In lieu of paying the Warrant Price in cash,
Holder may elect to receive shares of the Company's Common Stock equal to the value of this Warrant (or the portion thereof being exercised), in which event the Company shall issue to Holder the number of shares of the Company's Common Stock computed using the following formula:

X  =  Y (A-B)
         A

Where:

X  =	the number of shares of Warrant Stock to be issued to the
     Holder;

Y  =	the number of shares of Warrant Stock otherwise purchasable
     (or the portion thereof being exercised) under this Warrant
     (at the date of exercise);

A  =	the Current Market Price of one share of the Company's Common
     Stock (at the date of such exercise); and

B  =	the Current Warrant Price (as adjusted to the date of such
     exercise).

2.2.	Payment of Taxes. All shares of Common Stock
issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and, to the extent permitted by law, free of liens or preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof unless such tax is imposed by law on Holder, in which case such tax or charge shall be paid by Holder.


2.3.	Other Agreements.  This Warrant and the Warrant
Stock shall be governed by the terms of this Warrant, the Registration Rights Agreement and, to the extent applicable, the Note Agreement (the terms of which are hereby incorporated herein by this reference). Each Holder agrees to be bound by, and shall enjoy the benefits of, this Warrant, the Registration Rights Agreement and the Note Agreement. The registered holder of the Warrant Stock issued upon exercise of this Warrant (in whole or in part) shall be entitled to all rights granted pursuant to the Registration Rights Agreement and agrees to be bound by all of the obligations and limitations thereof, including the ability of the Company to elect to make a cash payment to the Holder as more particularly described in Section 1.1(ii) of the Registration Rights Agreement in lieu of proceeding with a Demand Registration (as such term is defined in the Registration Rights Agreement).


3.	TRANSFER. DIVISION AND COMBINATION.

3.1.	Transfer.  Subject to compliance with Section 9
herein, Holder shall have the right to transfer of this Warrant and all rights hereunder and the Warrant Stock, in each case, in whole or in part. Such transfer shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant or the Warrant Stock at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 11, together with, in the case of this Warrant, a written assignment of this Warrant substantially in the form of Schedule B hereto duly executed by Holder or its agent or attorney and, in the case of Warrant Stock, stock powers or other instrument of assignment duly executed.

3.2.	Division and Combination. This Warrant may be
divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with this Section 3, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3.3.	Expenses. The Company shall prepare, issue and
deliver at its own expense the new Warrant or Warrants under this
Section 3.

3.4.	Maintenance of Books. The Company agrees to
maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.	ADJUSTMENTS.

The number of shares of Common Stock for which this Warrant is exercisable shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

4.1.	Stock Dividends. Subdivisions and Combinations.  If,
at any time, the Company shall:

(i)	pay holders of its Common Stock a dividend in,
or otherwise make a distribution of, Additional Shares of Common
Stock or other securities,

(ii)	subdivide its outstanding shares of Common
Stock into a larger number of shares of Common Stock,

(iii) combine its outstanding shares of Common
Stock into a smaller number of shares of Common Stock, or

(iv)	issue any securities pursuant to a
reclassification of shares of Common Stock,

then the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number and kind of shares of Common Stock (or such other securities other than Common Stock) which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

The Current Warrant Price shall be adjusted to equal the
Current Warrant Price immediately prior to any such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment and the denominator of which shall be the number of shares for which this Warrant is exercisable immediately after such adjustment.
4.2.	Certain Other Distributions. If, at any time, the
Company shall pay holders of its Common Stock a dividend in, or otherwise distribute:

(i)	cash,

(ii)	any evidences of its indebtedness, any shares
of its stock or any other securities or property of any nature whatsoever (including Additional Shares of Common Stock but excluding Convertible Securities), or

(iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (including Additional Shares of Common Stock but excluding Convertible Securities), then the number of shares of Common Stock for which this Warrant is exercisable after any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and the Current Warrant Price shall be adjusted to equal
(A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment; divided by (B) the number of shares for this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

The Current Warrant Price shall be adjusted to equal the Current Warrant Price hereunder immediately prior to any such adjustment multiplied by a fraction, the numerator of which shall be the number of shares for which this Warrant is exercisable immediately prior to such adjustment and the denominator of which shall be the number of shares for which this Warrant is exercisable immediately after such adjustment, as calculated above.


4.3.	Issuance of Additional Shares of Common Stock.

(i)	If at any time the Company shall (except as
hereinafter provided) issue or sell any Additional Shares of Common Stock for consideration in an amount per Additional Share of Common Stock less than the Current Market Price, then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (I) the numerator of which shall be the number of Fully Diluted Outstanding shares of Common Stock immediately after such issue or sale, and (II) the denominator of which shall be the number of Fully Diluted Outstanding shares of Common Stock immediately prior to such issue or sale plus the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the then Current Market Price. Current Warrant Price shall be adjusted to equal the Current Warrant Price hereunder immediately prior to any such adjustment multiplied by a fraction, the numerator of which shall be the number of shares for which this Warrant is exercisable immediately prior to such adjustment, and the denominator is the number of shares for which this Warrant is exercisable immediately after such adjustment, as calculated above.

(ii)	The provisions of Section 4.3(i) shall not
apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or 4.2. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under Section 4.3(i) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4.

4.4.	Issuance of Warrants, Convertible Securities or
Other Rights. If, at any time, the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation or otherwise) issue or sell, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exercise, purchase, exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants, options or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall each be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable (assuming immediate exercisability for all shares covered) pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the exercise of this Warrant. No further adjustments of the number of shares for which this Warrant is exercisable or the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

4.5.	Other Action Affecting Warrant. If at any time or
from time to time the Company shall take any action in respect of or affecting the Common Stock other than an action described in any of the foregoing Sections 4.1 to 4.4, inclusive or in Section 4.7, then, unless in the reasonable judgment of the Board of Directors of the Company such action will not have a materially adverse effect upon the rights of any Holder, the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable under the circumstances.

4.6.	Other Provisions Applicable to Adjustments under
Section 4. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable provided for in this Section 4:

(i)	Computation of Consideration. To the extent
that any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company (excluding there from any director designated by the transferor thereof). In case any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferor thereof), of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants, options or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants, options or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(ii)	When Adjustments to be Made. The adjustments
required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in
Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(iii) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common
Stock shall be taken into account to the nearest one-tenth of a share.

(iv)	When Adjustment Not Required. If the Company
shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

4.7.	Reorganization, Reclassification, Merger,
Consolidation or Disposition of Assets.

(i)	In case the Company shall reorganize its
capital, reclassify its Capital Stock, consolidate or merge with or into another corporation, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.

(ii)	In case of any such reorganization,
reclassification, merger, consolidation or disposition of assets,
(a) Holder shall continue to enjoy, with respect to any shares of common stock of the successor or acquiring corporation or the Company or any Other Property consisting of Capital Stock or warrants acquired by Holder, all the rights and benefits available to Holder pursuant to this Warrant and all other agreements executed in connection with this Warrant and/or the Warrant Stock, and (b) the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 3.

(iii) For purposes of this Section 4.7, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.7 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.


(iv)	The Company shall not consolidate or merge
with or into an Affiliate of the Company, nor sell, transfer or otherwise dispose of all or substantially all its property, assets or business to such an Affiliate unless and until (a) such consolidation, merger, sale, transfer or disposition is fair and equitable to the Company, each Holder and all holders of Warrant Stock and is on terms which are at least as favorable as those that would be obtainable in a similar transaction with an unrelated third party, and (b) each Holder shall have received, at the Company's sole cost and expense, the opinion of a financial advisor satisfactory to such Holder in such Holder's reasonable discretion to the effect that the proposed consolidation, merger, sale, transfer or disposition satisfies the conditions set forth in the immediately preceding clause (a).

4.8.	Certain Limitations. Notwithstanding anything to the
contrary contained in the Company's Articles of Incorporation, Bylaws or other documents governing the terms of the Company's Capital Stock, the Company agrees not to amend its Articles of Incorporation or Bylaws, enter into any other transaction or execute any other document that would cause a reduction in the par value per share of Common Stock below the Current Warrant Price. The Company also agrees and covenants that it will comply with any reporting requirements it might be responsible for under Sections 13 and 15(a) of the Exchange Act (or any act with similar purpose or effect) for as long as the Company is legally obligated to comply with such requirements.


5.	NOTICES TO WARRANT HOLDERS.

5.1.	Notice of Adjustments. Whenever the number of shares
of Common Stock for which this Warrant is exercisable is subject to adjustment pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.6(i)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.7) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 16.1. The Company shall keep at its office or agency designated pursuant to Section 11 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.


5.2.	Notice of Corporate Action. If at any time:

(i)	the Company shall take a record of the holders
of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(ii)	there shall be any capital reorganization of
the Company, any reclassification or recapitalization of the Capital Stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (a) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clauses also shall specify (I) with respect to clause (a), the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(II) with respect to clauses (a) and (b), the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16.1.

6.	NO IMPAIRMENT.  The Company shall not by any action,
including, without limitation, amending its articles of incorporation or through any reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, winding up, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value,
(ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, including reducing the par value of its Common Stock, and
(iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

7.	RESERVATION AND AUTHORIZATION OF COMMON STOCK: REGISTRATION
WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY.
From and after the date hereof, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and, to the extent permitted by law, free of liens or preemptive rights.

Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

8.	TAKING OF RECORD: STOCK AND WARRANT TRANSFER BOOKS.  In the
case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of
Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day. The Company will not, at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.	RESTRICTIONS OF TRANSFERABILITY.  Each Warrant shall be
stamped or otherwise imprinted with a legend in substantially the following form:

"THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE
EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
EXEMPTION THEREFROM UNDER THE SECURITIES ACT."


10.	LOSS OR MUTILATION.  Upon receipt by the Company from any
Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

11.	OFFICE OF THE COMPANY.  As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. The Company shall notify each Holder in writing prior to any change of address of the office at which the Warrants may be presented. The current address of such office is 9100 Keystone Crossing, Indianapolis, IN 46240.

12.	LIMITATION OF LIABILITY.  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common
Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

13.	CAPITALIZATION.  As of September 30, 2000, there are
outstanding 7,660,156 shares of Common Stock; 1,377,978 shares of treasury stock of the Company (which have not been included in the outstanding shares of Common Stock); and 65,300 shares of Series A preferred stock, which are convertible into a maximum number of 768,235 shares of Common Stock.

14.	REGISTERED HOLDER.  Notwithstanding any other provision of
this Warrant, Holder and/or its affiliates may exercise this Warrant solely to the extent such exercise would not result in Holder and/or its affiliates holding, directly or indirectly, in excess of 4.99% of the outstanding Common Stock of the Company (such determination to be made by Holder), except for an exercise in connection with (i) a widely dispersed public offering of the Warrant Stock, (ii) a sale of the Warrant Stock in the secondary market pursuant to the transaction and volume limitations of Rule 144 under the Securities Act (irrespective of holding periods), or
(iii) a private placement or sale, including those made pursuant to Rule 144A under the Securities Act, so long as Holder and/or its affiliates do not collectively acquire more than 2% of the Common Stock of the Company pursuant to any such transfer.

15.	SHAREHOLDER COMMUNICATIONS.  The Company will provide the
Registered Holder with copies of all written communications distributed to shareholders generally.

16.	MISCELLANEOUS.

16.1. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by courier, registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

(i)	If to any Holder or holder of the Warrant
Stock, at its last known address appearing on the books of the Company maintained for such purpose.

(ii)	If to the Company at:
9100 Keystone Crossing
Suite 600
Indianapolis, Indiana 46240
Attention:  Stephen M. Coons, Esq.

Telecopy:  (317) 574-6227

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, sent by telefacsimile with a confirmation of transmission, or three (3) Business Days after the same shall have been deposited in the United States mail, return receipt requested. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

16.2	Successors and Assigns.  This Warrant and the rights
evidenced hereby (including, without limitation, those relating to the Warrant Stock) shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and all Holders from time to time of the Warrant Stock, and shall be enforceable by any such Holder(s). Any provisions of this Warrant may be enforced by any such Holder through a judicial decree of specific performance, in additional to any other legal rights such holder may have under this Warrant or under operation of law. In the event such enforcement is or becomes necessary, the Company further agrees to pay to the Holder all costs and expenses incurred by it in its enforcement of rights pursuant hereto (whether through negotiation, legal proceedings or otherwise), including without limitation such holder's or holders' reasonable attorneys' fees and expenses for all services rendered in connection therewith.

16.3	Amendment.

(i)	This Warrant and all other Warrants may be
modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the Warrant Price without the prior written consent of Holder thereof.

			(ii)	No waivers of, or exceptions to, any term,
condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

16.4	Severability. Wherever possible, each provision of
this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

16.5	Headings. The headings used in this Warrant are for
the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.


16.6	Governing Law.  THIS WARRANT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), CANNOT BE CHANGED ORALLY AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS. THE COMPANY AGREES THAT ANY DISPUTE ARISING OUT OF THIS WARRANT SHALL BE SUBJECT TO THE JURISDICTION OF BOTH THE STATE AND FEDERAL COURTS IN THE CITY AND STATE OF NEW YORK. FOR THIS PURPOSE, THE COMPANY HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS IN NEW YORK. THE COMPANY FURTHER AGREES TO ACCEPT SERVICE OF PROCESS OUT OF ANY OF THE BEFORE-MENTIONED COURTS IN ANY SUCH DISPUTE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

Dated:  October 31, 2000

STANDARD MANAGEMENT CORPORATION


By:________________________________
__
	Name:  Ronald D. Hunter
	Its:   Chairman, President and
            Chief Executive Officer


                           SCHEDULE A

                        SUBSCRIPTION FORM

            [To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _______ shares of Common Stock of the Company, and herewith makes payment in the amount of $________ therefor, and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________, whose address is ____________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned. In lieu of paying the purchase price, I hereby make a cashless exercise of this Warrant for the purchase of _______ shares of Common Stock of the Company pursuant to Section 2.1(iii) of this Warrant and request that [$______] [certificates representing _____ shares] be [paid][issued] and delivered to _______, whose address is ____________.

___________________________________

(Name of Registered Owner)



(Signature of Registered Owner)



(Street Address)



(City) (State) (Zip Code)




                           SCHEDULE B

                         ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee         No. of Shares of Common Stock

____________________________         _____________________________

____________________________         _____________________________

____________________________         _____________________________


and does hereby irrevocably constitute and appoint
__________________ attorney-in-fact to register such transfer on the books of ______________________ maintained for the purpose, with full power of substitution in the premises.

Dated: _________________     Print Name:__________________________
                             Signature:___________________________
                             Witness:_____________________________

NOTICE:	The signature on this assignment must correspond with
the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.


                            SCHEDULE C

                FORM OF REGISTRATION RIGHTS AGREEMENT


                    REGISTRATION RIGHTS AGREEMENT

                              BETWEEN

                   STANDARD MANAGEMENT CORPORATION

                                AND

                    ZURICH CAPITAL MARKETS COMPANY


                 Registration Rights Agreement


		THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of October, 31, 2000 by and between STANDARD MANAGEMENT
CORPORATION, an Indiana corporation (the "Company"), and ZURICH
CAPITAL MARKETS COMPANY, a Delaware corporation (the
"Stockholder").


In consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.	Demand Registration
1.1.	Requests for Registration. (i) At any time, a holder of
Warrants or Warrant Stock may demand registration under the Securities Act of all or any portion of the Registrable Securities owned by such holder. In order to accomplish such demand, a holder shall send written notice of the demand to the Company via facsimile, with a copy sent via U.S. Mail, no later than 10:00 a.m. New York time on the day it elects to make such demand, and such notice shall specify the number of Registrable Securities sought to be registered. Unless the Company elects, at its sole option, to make a cash payment to the holder of the Warrants or Warrant Stock as more particularly described in Section 1.1(ii) below in lieu of proceeding with a Demand Registration, the Company shall proceed with any Demand Registration requested by a holder of Warrants or Warrant Stock if the number of Registrable Securities which the Stockholders (including the holder requesting the Demand Registration) shall have elected to include in such Demand Registration pursuant to this Section 1.1 shall be at least 51% of the Warrant Stock issued or issuable upon exercise of the Warrants (excluding Warrant Stock already the subject of a Demand Registration). If the Company so elects to make a cash payment in lieu of registration as specified in the preceding sentence, the Company shall provide the holder with written notice of its election, sent via facsimile with a copy sent via U.S. Mail, no later than 2:00 p.m., New York time, on the afternoon of the same business day on which holder has made a demand for registration. The minimum share amounts specified in this Section 1.1 shall be appropriately adjusted to account for any stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other action as a result of which additional shares of Common Stock are issued on account of, in conversion of or in exchange for shares of outstanding Common Stock.

(ii) If the holder of the Warrants or Warrant Stock makes a demand for a Demand Registration of all or a portion of the Registrable Securities owned by such holder, the Company may, instead, at its sole option, elect to make a cash payment to such holder equal to the value of the Warrants or Warrant Stock (or the portion thereof being exercised) in an amount computed using the following formula:
X  =  Y  (A-B)

Where:

X  =	the amount of cash to be paid to Holder;

Y  =	the number of shares of Warrant Stock
     otherwise purchasable (or the portion
     thereof being exercised) under this
     Warrant (at the date of exercise), or
     otherwise received under this Warrant
     prior to demand by holder of Demand
     Registration;

A  =	the closing price of one share of the
     Company's Common Stock on the NASDAQ
     exchange at the end of the trading day on such date of exercise; and

B  =	the Current Warrant Price (as adjusted to
     the date of such exercise), which shall be equal to zero if the Warrant has already been exercised.

1.2.	Maximum Number of Demand Registrations.  In no event
shall the total number of Demand Registrations exceed two.

1.3.	Procedure.  Within 10 days after receipt of a demand
pursuant to Section 1.1 hereof, the Company shall give written notice of such requested registration to all other Stockholders and will include in such registration, subject to the allocation provisions below, all other Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice, plus any securities of the Company that the Company chooses to include on its own behalf.

1.4.	Expenses.  The Company will pay the Registration Expenses
of any Demand Registration, but the Underwriting Commissions, if such Demand Registration is underwritten, will be paid by the Selling Stockholders in proportion to any Registrable Securities to be included on their behalf.

1.5.	Priority on Demand Registrations.  If a Demand
Registration is underwritten and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to the fair value, the Company will allocate the Registrable Securities to be included in such Demand Registration, first, to the holders of Warrants and Warrant Stock pro rata on the basis of the number of shares of Warrant Stock for which the Company has received written requests for inclusion, and, second, to the Company, and, third, pro rata on the basis of the number of Registrable Securities owned by the Selling Stockholders.

1.6.	Selection of Underwriters.  Any Demand Registration may
be underwritten, at the election of the Selling Stockholders, and the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for any such offering will be made by the Selling Stockholders; provided, however, that the selection of investment banker(s) and manager(s) shall be subject to the consent of the Company, such consent not to be unreasonably withheld.

2.	Piggyback Registrations

2.1.	Right to Piggyback.  Whenever the Company proposes to
register the offer, sale or offer and sale of any of its securities for its own behalf under the Securities Act (other than a Demand Registration), and the registration form to be used may be used for the registrations of Registrable Securities to be sold in the manner proposed by the Selling Stockholders (a "Piggyback Registration"), the Company will give prompt written notice to all Stockholders and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice. The Company shall not select a Restricted Form that would preclude registration of the Registrable Securities that the Company has been requested to include in such registration if the Company could use another available form of registration statement which is not a Restricted form and the use of which would not give rise to added Registration Expenses in a material amount.

2.2.	Piggyback Expenses.  In all Piggyback Registrations, the
Company will pay the Registration Expenses related to the Registrable Securities of the Selling Stockholders, but the Underwriting Commissions will be paid by the Selling Stockholders in proportion to any Registrable Securities included on their behalf.

2.3.	Priority on Primary Registrations.  If a Piggyback
Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonable related to fair value, the Company will allocate the securities to be included as follows: first, the securities the Company proposes to sell on its own behalf; second, Registrable Securities requested to be included in such registration, pro rata on the basis of the number of Registrable Securities owned, among the Selling Stockholders, provided that the Stockholder will be allocated no less than 30% of the Securities to be registered; and third, securities requested to be included in such registration by any stockholders of the Company other than the Selling Stockholders.

2.4.	Withdrawal or Abandonment.  Nothing contained in this
Section 2 shall be construed as limiting or otherwise interfering with the right of the Company to withdraw or abandon in its sole discretion any registration statement filed by it in connection with a Piggyback Registration notwithstanding the inclusion therein of Registrable Securities.

3.	Holdback Agreements

Each of the Stockholder and the Company agree not to effect any public sale or public distribution of equity securities of the Company of any securities convertible into or exchangeable or exercisable for such securities during the 7 days prior to and the 180 days after any underwritten registration of equity securities of the Company becomes effective (except as part of such underwritten registration or except in connection with obligations of the Company existing on the effective date of the registration statement relating to such underwritten offering).

4.	Registration Procedures

Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to Section 1 of this Agreement, unless the Company elects, at its sole option, to make a cash payment to the holder of the Warrants or Warrant Stock as more particularly described in Section 1.1(ii) above in lieu of proceeding with a Demand Registration, the Company will, as expeditiously as possible, or whenever the Stockholders have requested that any Registrable Securities be registered pursuant to Section 2 of this Agreement, the Company will, to the extent applicable:

(a)	Preparation and Filing of Registration Statement.
Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish each Selling Stockholder with copies of all such documents proposed to be filed).

(b)	Preparation and Filing of Amendments and
Supplements. Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the greater of (x) a period of not less than 120 days or (y) until the Registrable Securities included therein have been sold.

(c)	Copies of Documents.  Furnish to each Selling
Stockholder such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities included therein owned by such Selling Stockholder.

(d)	Blue Sky Qualifications.  Use its best efforts to
register or quality such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Selling Stockholders or managing underwriters may reasonably request; provided, however, that in connection with any such registration or qualification the Company shall not be obligated to file a general consent to service of process, or to qualify to do business as a foreign corporation, or otherwise subject itself to taxation in connection with such qualification or compliance.

(e)	Notification of Effectiveness; Amendments.  Notify
each Selling Stockholder at any time when a prospectus relating to the Registrable Securities included therein is required to be delivered under the Securities Act, within the period that the Company is required to keep the registration statement effective, of any stop order (with respect to which the Company will use its best efforts to have lifted), of any notice with respect to suspension of effectiveness, of any SEC request for additional information, of the effective date of any registration statement, of all SEC and blue sky filings, and of the happening of any event as a result of which the prospectus included in such registration statement as theretofore amended or supplemented contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the Company's expense, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

(f)	Listing.  Cause all such Registrable Securities to
be listed or included on securities exchanges on which similar securities issued by the Company are then listed or included.

(g)	Transfer Agent and Registrar.  Provide a transfer
agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

(h)	Other Agreements.  Enter into such customary
agreement (including an underwriting agreement containing customary terms and conditions, including usual and customary indemnification provisions, in form reasonably acceptable to the Company) and take such other customary actions as may be reasonable necessary to expedite or facilitate the disposition of such Registrable Securities.

(i)	Letters from Independent Accountants.  Obtain a
"cold comfort" letter addressed to the Company from its independent accountants in such form and covering such matters of the type customarily covered by "cold comfort" letters delivered by such public accountants.

(j)	Inspection of Records.  Make available for
inspection by any Selling Stockholder, and, upon execution of a confidentiality agreement mutually acceptable to all parties, by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

5.	Representations and Warranties of the Company

The Company hereby represents and warrants to the
Stockholders:

5.1.	Due Organization and Good Standing.  The Company is a
corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company.

5.2.	Due Authorization; Binding Effect.  The execution and
delivery of this Agreement by the Company has been duly authorized by all necessary corporate action and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.3.	No Violation or Default.  The execution and delivery by
the Company of this Agreement does not, and the performance by the Company of its obligations hereunder will not, violate any provisions of its charter or by-laws or constitute a default under any other agreement to which the Company is a party or by which it or its assets may be bound.

6.	Representations and Warranties of the Stockholder
	The Stockholder represents and warrants to the Company:

6.1.	Due Organization and Good Standing.  The Stockholder is
a corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on such Stockholder.

6.2.	Due Authorization; Binding Effect.  The execution and
delivery of this Agreement by the Stockholder has been duly authorized by all necessary action and this Agreement constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms.

6.3.	No Violation.  The execution and delivery of this
Agreement by the Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, violate any provision of the organizational documents of such Stockholder.

6.4.	No Default.  The execution and delivery of this Agreement
by the Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, violate any other agreement to which such Stockholder is a party or by which any of its assets may be bound.

7.	Information Regarding Selling Stockholders

Each Selling Stockholder shall provide to the Company such information as may be reasonably requested by the Company for use in the preparation and filing of any registration statement covering Registrable Securities owned by such Selling Stockholder, and the obligation of the Company to include Registrable
Securities in any registration statement on behalf of any Selling
Stockholder shall be subject to such Selling Stockholder's providing such information as promptly as practicable.

8.	Indemnification

8.1.	Indemnification by the Company.  The Company hereby
indemnifies, to the extent permitted by law, each Selling Stockholder, its officers, directors, employees, representatives and agents, and each person who controls such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same occurs in reliance upon and in conformity with any information furnished in writing to the Company by any Selling Stockholder expressly for use therein or made in a preliminary prospectus, and the final prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 (or any rule with similar effect) under the Securities Act shall have corrected such statement or omission, and the copy of such prospectus shall not have been delivered by the Selling Stockholder in a timely manner to an aggrieved purchaser after the Company has furnished such Selling Stockholder with copies of the same.

8.2.	Indemnification by the Selling Stockholders.  In
connection with any registration statement in which a Selling Stockholder is participating, each such Selling Stockholder will furnish to the Company in writing such information as is reasonably requested by the Company for use in such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission occurs in reliance upon and in conformity with information so furnished in writing by such Selling Stockholder specifically for use in the registration statement.

8.3.	Procedures as to Indemnification.  Any person entitled to
indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it may seek indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonable satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

8.4.	Contribution. If the indemnification provided for in
this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense (including legal fees or expenses) as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, an indemnified Holder shall not be required to contribute any amount by which the net profit received by the indemnified Holder from the sale of the Registrable Securities pursuant to this Agreement exceeds the amount of damages which it has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.	Condition to the Company's Obligations

In connection with an underwritten offering, it shall be a condition to the Company's obligations to include Registrable Securities on behalf of any Selling Stockholder that the underwriters agree to indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission is contained in information furnished in writing by such underwriters on their own behalf specifically for use in preparing the registration statement.

10.	Rule 144

Conditions of Rule 144. The Company represents and warrants that it satisfies and will use its best efforts to continue to satisfy the conditions set forth in Rule 144 under the Securities Act which must be satisfied by an issuer in order for a holder of restricted securities to sell such securities under the provisions of such rule, including the timely filing of all reports required to be filed under the Securities Exchange Act of 1934, as amended.

11.	Definitions

11.1.	Agreement.  The term "Agreement" shall mean this
Registration Rights Agreement, as the same may be amended from time to time.

11.2.	Common Stock.  The term "Common Stock" shall mean
the Common Stock, no par value, of the Company.

11.3.	Company.  The term "Company" shall have the meaning
set forth in the first paragraph of this Agreement.

11.4.	Demand Registration.  The term "Demand Registration"
shall have the meaning set forth in Section 1.1 hereof.

11.6.	Piggyback Registration.  The term "Piggyback
Registration" shall have the meaning set forth in Section 2.1 hereof.

11.7.	Registrable Securities.  The term "Registrable
Securities" means any Common Stock registered in the names of the Stockholders from time to time, any Warrant Stock issued or issuable upon exercise of Warrant, and any securities issued or to be issued with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) effectively registered under the Securities Act or disposed of in accordance with the registration statement covering them or (ii) transferred pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

11.8.	Registration Expenses.  The term "Registration
Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, accountant's fees, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or trading system on which similar securities issued by the Company are then listed or included, and fees and disbursements of counsel for the Company.

11.9.	Restricted Form.  The term "Restricted Form" shall
mean a form of registration statement under the Securities Act which imposes for its use a limitation on the maximum value or number of securities to be included therein.

11.10.	Securities Act.  The term "Securities Act" shall
mean the Securities Act of 1933, as amended.

11.11.	Selling Stockholder.  The term "Selling Stockholder"
means any Stockholder who requests inclusion of all or a portion of its shares of Registrable Securities in a Demand Registration pursuant to Sections 1 herein or a Piggyback Registration pursuant to Section 2.

11.12.	Stockholders.  The term "Stockholder" shall have the
meaning set forth in the first paragraph hereof, and the term
"Stockholders" shall mean, collectively, the Stockholder and any other holder(s) of Warrants issued by the Company.

11.13.	Underwriting Commissions.  The term "Underwriting
Commissions" means all underwriting discounts or commissions relating to the sale of securities of the Company, but excludes any expenses reimbursed to underwriters.

12.	Miscellaneous

12.1.	Notices.  Any notices required hereunder shall be
sent by certified or registered mail, and shall be addressed to the address of the Company's corporate headquartered in the case of any notice to the Company, and until changed by notice to the Company, to the Stockholders at their address set forth opposite their signatures hereto.

12.2.	Amendments and Waivers.  The provisions of this
Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the written consent of the Stockholders which own 51% of the Registrable Securities.

12.3.	Successors and Assigns.  All covenants and
agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective transferees, successors and personal representatives of the Stockholders. The rights to cause the Company to register
Registrable Securities pursuant to this Agreement shall follow the Warrants, and the Warrant Stock and shall be exercisable by the holders of any Warrants or Warrant Stock, including any transferees of Warrants or Warrant Stock.

12.4.	Governing Law. THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), CANNOT BE CHANGED ORALLY AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS. THE COMPANY AGREES THAT ANY DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE SUBJECT TO THE JURISDICTION OF BOTH THE STATE AND FEDERAL COURTS IN THE CITY AND STATE OF NEW YORK. FOR THIS PURPOSE, THE COMPANY HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS IN NEW YORK. THE COMPANY FURTHER AGREES TO ACCEPT SERVICE OF PROCESS OUT OF ANY OF THE BEFORE-MENTIONED COURTS IN ANY SUCH DISPUTE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS AGREEMENT.

12.5.	Counterparts.  This Agreement may be executed in any
number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above and all of which, taken together, shall constitute one and the same agreement.

12.6	Enforcement of Rights.  Any provisions of this
Agreement may be enforced by the Stockholder through a judicial decree of specific performance, in additional to any other legal rights such holder may have under this Agreement or under operation of law. In the event such enforcement is or becomes necessary, the Company further agrees to pay to the Stockholder all reasonable costs and expenses incurred by it in its enforcement of rights pursuant hereto (whether through negotiation, legal proceedings or otherwise), including without limitation such Stockholder's reasonable attorneys' fees and expenses for all services rendered in connection therewith.


IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first written above.


                              STANDARD MANAGEMENT CORPORATION

                              By: ______________________________
						Name:   Ronald D. Hunter
						Title:  Chairman, President and
                                      Chief Executive Officer


                              ZURICH CAPITAL MARKETS COMPANY

                              By:  ____________________________
                              Name:
                              Title:


                              EXHIBIT G

            Key Personnel of Scudder Kemper Investments, Inc.

                      --NAFIG Organization Chart--


                   Scudder Insurance Asset Management
                                (SIAM)

Ray Helfer - Director of SIAM
Senior Investment Consultants
- Mark Jackson
- Rick Jackson
- Steve Meltzer
- Kathy Parker
- Wendy Procops
- Bob Salzman
Investment Consultants
- Karen Boyne
- John Cassedy
- Kellie Fisher
- Bob King
- Sharon Mahoney
- Mary Shanks
Insurance Strategists
- Steve Doire
- John Iten



                            EXHIBIT H

             PERFORMANCE-RELATED INVESTMENT BENCHMARKS

The performance benchmark shall be composed of the following percentages of the Lehman public indices:

60% Lehman Credit
25% Lehman MBS
5% Lehman ABS
5% Lehman Agency
5% Lehman BB Credit



SCHEDULE 5.6		EXISTING LIENS

         Standard Management Corporation (the "Company")
             "Debt" Schedule (including guarantees)
                    at September 30, 2000

										 Amount

The Conseco Companies Senior Subordinated Debt	$ 10,000,000
Fleet Bank Note (1)						       21,667,000
							   			  31,667,000

Fleet Bank note guarantees (2)	                  2,600,000

Total									$ 34,267,000


(1) At September 30, 2000, the Company had prepaid $867,000 under the Fleet Bank Note Agreement for an outstanding balance of $20,800,000.

(2) Relates to debt extended from Fleet Bank to certain officers and directors of the Company to purchase the Company's Series A
Preferred Stock.  This debt is guaranteed by the Company.


SCHEDULE 5.9	EXISTING GUARANTIES


Loan guarantee of $2,600,000 to Fleet National Bank for Officers' and Directors' purchase of Preferred Stock.

SCHEDULE 5.11	EXISTING TRANSACTIONS WITH AFFILIATES

TRANSACTION

Standard Development, L.L.C.:
(1) Borrowings under line of credit with Standard Life as of September 30, 2000 of $3,750,000

The Borrower pays:
(1)	Principal and interest payments on intercompany debt of
$2,858,000 to Standard Management International, S.A.

Standard Life pays:
(1)	A management fee to the Borrower
(2)	Lease payments to the Borrower
(3)	Surplus debenture interest payments to the Borrower

Dixie National Life Insurance Company pays:
(1)	A management fee to Standard Life

Standard Management International, S.A. and its Subsidiaries pay:
(1)	A management fee to the Borrower
(2)	Principal and interest payments on intercompany debt of
     $2,858,000 to the Borrower

Other Transactions:
An Interest Free Loan exists to an Officer of Standard Management
Corporation in the amount of $778,000.

SCHEDULE 5.13	DIVIDENDS


Standard Life Surplus Debenture in the amount of $13,000,000 dated as of November 8, 1996.

Standard Life Surplus Debenture in the amount of $8,000,000 dated as of December 31, 1998.

Standard Life Surplus Debenture in the amount of $6,000,000 dated as of December 31, 1998.